Exhibit 10.18

ASSET PURCHASE AGREEMENT
BY AND AMONG
CODIAK BIOSCIENCES, INC. AND LONZA ROCKLAND, INC.

November 1, 2021

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE I PURCHASE AND SALE		1
1.1	Purchase and Sale of Assets.	1
1.2	Retained Assets	2
1.3	Assumed Liabilities	3
1.4	Retained Liabilities	3
1.5	Consideration	5
1.6	Allocation of Value of Consideration	5
ARTICLE II CLOSING		6
2.1	Closing	6
2.2	Documents To Be Delivered By Seller	6
2.3	Payment and Documents To Be Delivered By Buyer	7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER		7
3.1	Corporate Organization and Standing	8
3.2	Authorization	8
3.3	No Conflict or Violation	8
3.4	Financial Information	9
3.5	Absence of Undisclosed Liabilities	9
3.6	Real Property	9
3.7	Contracts	9
3.8	Equipment	11
3.9	Acquired Assets	11
3.10	Facility Cost Structure Plan	12
3.11	Litigation	13
3.12	Licenses and Permits	13
3.13	Environmental	13
3.14	Intellectual Property and Business Systems	14
3.15	Inventory	15
3.16	Taxes	15
3.17	Employee Plans	16
3.18	Employee Matters	17

i

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

3.19	Compliance With Laws	19
3.20	Insurance	21
3.21	Changes in Circumstances	21
3.22	Books and Records	22
3.23	Agreements with Affiliates	22
3.24	Brokers, Finders	22
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		22
4.1	Corporate Organization and Standing	22
4.2	Authorization	22
4.3	No Conflict or Violation	23
4.4	Litigation	23
4.5	Brokers, Finders	23
4.6	Independent Investigation	23
ARTICLE V CONDITIONS TO CONSUMMATION OF THE CLOSING		23
5.1	Conditions to Buyer’s Obligations	23
5.2	Conditions to Seller’s Obligations	25
ARTICLE VI COVENANTS OF THE PARTIES		26
6.1	Return of Facility	26
6.2	Conduct of Business	27
6.3	Conduct of Business	28
6.4	Access to Records and Properties; Supplemental Information	29
6.5	Closing	30
6.6	Restrictive Covenants	30
6.7	Insurance Matters	32
6.8	Post-Closing Receipts and Possession of Assets	32
6.9	Cooperation; Further Assurances	33
6.10	Employment	33
6.11	Employee Benefit Matters	33
6.12	Defined Contribution Plans	35
6.13	COBRA	35

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

6.14	WARN Act	35
6.15	Tax Matters	35
6.16	Assignability and Consents	38
6.17	Exclusivity	38
6.18	Payment of Accounts Payable; Collection of Accounts Receivable	39
6.19	Public Disclosure	39
6.20	Transition of Marks	39
6.21	Confidentiality Agreement	40
ARTICLE VII INDEMNIFICATION		40
7.1	Survival of Representations, Warranties and Covenants	40
7.2	Indemnification by Seller	40
7.3	Indemnification by Buyer	42
7.4	Limits on Indemnification	42
7.5	Procedures for Indemnification	43
7.6	Determination of Loss Amount	44
7.7	Tax Treatment	45
7.8	Election of Claims	45
7.9	Remedies Exclusive	46
ARTICLE VIII TERMINATION		46
8.1	Termination	46
8.2	Effect of Termination	47
ARTICLE IX MISCELLANEOUS		47
9.1	Expenses	47
9.2	Notices	47
9.3	Counterparts	48
9.4	Entire Agreement	48
9.5	Interpretation	48
9.6	Assignment; Amendment	49
9.7	Governing Law	49
9.8	Dispute Resolution	49

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

9.9	No Third‑Party Rights	50
9.10	Non‑Waiver	50
9.11	Severability	51
9.12	Incorporation of Exhibits and Schedules	51
9.13	Remedies	51
9.14	Specific Performance	51

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBITS

Exhibits
Exhibit A	Definitions
Exhibit B	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit C	Form of Licensing and Collaboration Agreement
Exhibit D	Form of Manufacturing Services Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Form of Sublease

v

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 1, 2021, is entered into by and among Lonza Rockland, Inc., a Delaware corporation (“Buyer”) and Codiak BioSciences, Inc., a Delaware corporation (“Seller”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Exhibit A attached hereto for the purposes of this Agreement.

RECITALS

WHEREAS, Seller is engaged in the business of manufacturing exosomes and exosome-based therapeutics; and

WHEREAS, Seller desires to sell to Buyer certain of its assets, properties, rights and interests used, held for use or intended for use in or related to Seller’s exosome clinical manufacturing and supply business at the laboratory facility located at 4 Hartwell Place, Lexington, Massachusetts 02421 (the “Facility”) and the Business, and Buyer desires to purchase and acquire the same from Seller, all on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Purchase and Sale of Assets.

On the terms and subject to the conditions of this Agreement and the Ancillary Agreements, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all right, title and interest of Seller in, to and under the Acquired Assets, as the same shall exist as of the Closing Date free and clear from all Liens, other than Permitted Liens. For purposes of this Agreement, (i) “Acquired Assets” shall mean all of the assets, properties and rights of every kind (whether real, personal or mixed, tangible or intangible) wherever located that are primarily used, held or intended for use in connection with, or primarily related to the conduct of, the Facility and the Business whether now existing or acquired prior to the Closing Date as the same may exist on the Closing Date, excluding (x) the Retained Assets, (y) those assets, properties and rights which are reasonably necessary for, and/or material to, the Seller’s operations outside of the Business, and (z) the leasehold interests of Seller, as lessee, in the Facility (including all buildings, structures and improvements thereon and appurtenances thereto) as identified on Section 1.1(a) of the Disclosure Schedules (the “Leased Real Property”); and (ii) subject to and not limiting the foregoing and Section 1.2, for purposes of this Agreement the Acquired Assets shall include all of the following:

(a) the Equipment, and all third party warranties and guarantees and other similar contractual rights, including service agreements, as to third parties held by or in favor of Seller primarily related to any of the Equipment;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) the Inventory;

(c) the Contracts primarily related to the Business and the Facility (the “Acquired Contracts”), set forth on Section 1.1(c) of the Disclosure Schedules (each, an “Acquired Contract”);

(d) to the extent transferable, the Licenses and Permits;

(e) all rights under or pursuant to warranties, indemnities, guarantees and similar rights against third parties to the extent primarily related to any Acquired Assets or Assumed Liabilities, including any warranties and guarantees made by suppliers, manufacturers or contractors in connection with products or services provided to the Business;

(f) true and correct copies of all documents related to manufacturing, standard operating procedures, computer-aided design drawings and maintenance and qualification records and data, including all regulatory or quality-related procedures, in each case, relating primarily to the Acquired Assets or supporting the licensure, commissioning, qualification, validation, operation and maintenance of the Facility;

(g) any credits (other than tax credits or other attributes of Seller), prepaid expenses, deferred charges, advance payments, security deposits, prepaid items, deposits and claims for refunds or reimbursements, in each case, relating primarily to the Business, any of the Acquired Assets or Assumed Liabilities;

(h) all insurance proceeds or rights to insurance proceeds under any insurance policies of Seller primarily related to any of the Acquired Assets or Assumed Liabilities;

(i) all books, records, ledgers, files, documents, correspondence, lists, plats, specifications, surveys, drawings, advertising and promotional materials, studies, supplier quotes, root cause analysis reports, corrective action reports, reports and other materials (in whatever form or medium), in each case, that are primarily used, held or intended for use in connection with the Business or the Acquired Assets; and

(j) all rights, claims, credits, causes of action, refunds or rights of set-off or recoupment, whether choate or inchoate, known or unknown, contingent or non-contingent to the extent primarily relating to the Business, the Acquired Assets or the Assumed Liabilities.

(k) For clarity, Acquired Assets shall not include any Retained Assets.

1.2 Retained Assets. Notwithstanding any other provision of this Agreement to the contrary, Seller shall retain, and Buyer shall not acquire Seller’s right, title or interest in, to or under, and the Acquired Assets will not include assets which are not primarily used, held or intended for use in connection with, or related to the conduct of, the Facility or the Business (collectively, the “Retained Assets”). Without limiting the foregoing, the Retained Assets shall include the following assets of Seller:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) all cash on hand and cash equivalents at the time of Closing, except for such cash or cash equivalents included in the Acquired Assets under Section 1.1(g), 1.1(h) or 1.1(j), and all bank accounts;

(b) to the extent billed as of the Closing, all accounts receivable for money due to Seller arising out of the sale of goods or materials or the rendering of services prior to the Closing by or on behalf of Seller that are in existence as of the Closing (the “Accounts Receivable”) (it being understood that the term Accounts Receivable shall not include or encompass any assets described in Section 1.1(e), 1.1(g), 1.1(h), or 1.1(j) above);

(c) all Contracts of insurance and policies of insurance held by Seller, including casualty, liability or group life, health or accident insurance;

(d) all Employee Plans, and all rights, assets, Contracts, trusts or other assets related to any Employee Plan;

(e) Seller’s corporate charter, qualification to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, corporate seal, minute books, stock transfer books, blank stock certificates, books and records relating to federal, state, local or foreign income, net or gross receipts, franchise, estimated, alternative minimum, or add-on Taxes, any documents relating to the organization, maintenance or existence of Seller as a corporation;

(f) Seller’s rights under this Agreement and the Ancillary Agreements to which Seller is a party;

(g) all Contracts, assets, properties, intellectual property rights, rights and interests not specifically included in Acquired Assets, and

(h) all Intellectual Property owned or licensed by Seller or any of its Affiliates, in connection with or related to the conduct of the Business.

1.3 Assumed Liabilities. On the terms and subject to the conditions contained in this Agreement and except as otherwise provided in Section 1.4, at the Closing, Buyer will assume and thereafter pay, perform or otherwise discharge only the following Liabilities of Seller (the “Assumed Liabilities”):

(a) Liabilities arising under the Acquired Contracts from and after the Closing, but excluding any Liability, whether incurred or arising prior to, at or after the Closing, in connection with any actual or alleged breach, default or other failure to perform under any such Contract occurring or alleged to have occurred at or prior to the Closing; and

(b) Liabilities in respect of services to be performed by the Business less than [***] from the Closing Date, for which deposits or monies have been received by the Business as of the Closing (“Current Deferred Revenue”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.4 Retained Liabilities. Notwithstanding any other provision of this Agreement, Seller shall retain all Liabilities of Seller other than the Assumed Liabilities (collectively, the “Retained Liabilities”) and Buyer shall not assume or be responsible or liable for or with respect to any Liabilities of Seller other than the Assumed Liabilities. By way of example and not of limitation, Buyer will not assume or be responsible for any of the following (each of which will constitute a Retained Liability):

(a) all accounts payable of Seller arising out of or related to the purchase of goods, materials or services prior to the Closing by or on behalf of Seller (the “Accounts Payable”);

(b) all Liabilities of Seller arising under the Acquired Contracts relating to or arising during the periods ending on or prior to the Closing, including all Liabilities whether incurred or arising prior to, at or after the Closing, in connection with any actual or alleged breach, default or other failure to perform under any such Contract occurring or alleged to have occurred at or prior to the Closing;

(c) the Seller Transaction Expenses;

(d) all Liabilities relating to, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, any Retained Assets;

(e) all Indebtedness of Seller;

(f) all Liabilities of Seller or relating to the Business, the Acquired Assets or the Assumed Liabilities with respect to: (i) Taxes for any Pre-Closing Tax Period and for the portion of any Taxes payable with respect to a Straddle Period that shall be allocated to the Pre-Closing Tax Period,(ii) Taxes arising as a result of the transactions contemplated hereby, or in any of the Ancillary Agreements, that are the responsibility of Seller pursuant to Section 6.15(h), and (iii) other Taxes of Seller that become a Liability of Buyer as a transferee or successor, or otherwise by operation of Contract or Law other than Contracts entered into in the ordinary course of business;

(g) all Liabilities arising out of or related to Environmental Laws, including but not limited to the generation, use, handling, presence, treatment, storage, transportation, disposal or Release of any Hazardous Materials, including any offsite disposal of Hazardous Materials, in connection with (A) the Retained Assets, whether before or after Closing, or (B) the ownership or the operation of the Business, the Leased Real Property, or the Acquired Assets prior to the Closing, or (C) any condition in, at, on, under or emanating from any premises owned, leased or operated by Seller in connection with the Acquired Assets or the Business on or prior to the Closing Date;

(h) except as set forth in Section 6.11(a) and Section 6.11(e), any Liabilities with respect to any current and former employees (including all eligible beneficiaries), except to the extent such Liabilities arose or are incurred in connection with a Transferred Employee after the Closing, including under any Employee Plan, any retention bonus, any transaction bonus, any acceleration of vesting of stock options, any claim for workers’ compensation, benefits, long or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

short term disability, stock options, vacation or paid time off, severance, compensation, remuneration, wages, bonuses or other incentives or under the WARN Act, COBRA (including any Liabilities or obligations with respect to any “M&A qualified beneficiary” as defined under COBRA) or HIPAA;

(i) all Liabilities arising out of or relating to any action, charge, claim (including any cross-claim or counter-claim), suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation relating to the Business relating to any period at or prior to the Closing;

(j) all Liabilities arising out of or relating to any action, charge, claim (including any cross-claim or counter-claim), suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation for infringement, misappropriation or other violation of Intellectual Property solely to the extent arising from activity that occurred in any period at or prior to the Closing;

(k) all Liabilities of Seller under this Agreement or any of the Ancillary Agreements to which Seller is a party; and

(l) the Liabilities specifically described on Section 1.4(l) of the Disclosure Schedules.

1.5 Consideration. In exchange for the purchase and sale of assets and other transaction contemplated by this Agreement and the Ancillary Agreements, at the Closing, Buyer shall assume the Assumed Liabilities and enter into the Manufacturing Services Agreement and Licensing and Collaboration Agreement with Seller (the “Consideration”). For purposes of the transactions contemplated by this Agreement, the Parties acknowledge and agree that the contemplated services provided under the Manufacturing Services Agreement are valued at approximately $[***]. The Parties acknowledge that the rights afforded to Seller pursuant to the Manufacturing Services Agreement and Licensing and Collaboration Agreement and the assumption of the Assumed Liabilities hereunder constitute good and valuable consideration for the transactions contemplated hereby.

1.6 Allocation of Value of Consideration.

(a) Within [***] after the Closing Date, Buyer will provide to Seller copies of Internal Revenue Service Form 8594 and any required exhibits thereto (the “Allocation Statement”), prepared in accordance with Section 1060 of the Code setting forth its calculation of the amount of the total consideration (including Assumed Liabilities) allocable to the Acquired Assets. Thereafter, Buyer will provide Seller with updates no less than annually to account for amounts treated as deferred purchase price.

(b) Unless Seller notifies Buyer within [***] of Seller’s disagreement with any Allocation Statement from Buyer, Buyer and Seller will report the allocation of the total

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

consideration among the Acquired Assets in a manner consistent with the Allocation Statement and will act in accordance with the Allocation Statement in the preparation and timely filing of all income Tax Returns (including filing Form 8594 with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, the Internal Revenue Service or any applicable state or local Tax Authority). Buyer and Seller agree to promptly provide the other Party with any additional information and reasonable assistance required to complete Form 8594 or compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated hereunder. If after Seller notifies Buyer of a dispute concerning the Allocation Statement and the parties, after good faith negotiations, are unable to resolve such dispute, then the parties shall use their own allocation statements.

(c) Buyer and Seller will promptly inform one another in writing of any challenge by any Tax Authority to any allocation made pursuant to this section and agree to consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

ARTICLE II
CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will occur [***] after the date hereof, assuming the satisfaction or waiver of each of the conditions to Closing set forth in ARTICLE V (excluding those conditions which by their nature are to be satisfied as part of the Closing, but subject to the satisfaction or waiver of such conditions) or such later date on which all such conditions to Closing have been so satisfied or waived. The date on which the Closing actually occurs will be referred to as the “Closing Date”, and the Closing will be deemed effective as of 11:59 p.m., Eastern Time, on the Closing Date.

2.2 Documents To Be Delivered By Seller. At the Closing, Seller shall deliver to Buyer:

(a) a duly executed counterpart of the bill of sale and assignment and assumption agreement, in substantially the form attached as Exhibit B (the “Bill of Sale and Assignment and Assumption Agreement”);

(b) a duly executed counterpart of the Licensing and Collaboration Agreement, in substantially the form attached as Exhibit C (the “Licensing and Collaboration Agreement”);

(c) a duly executed counterpart of the Manufacturing Services Agreement, in substantially the form attached as Exhibit D (the “Manufacturing Services Agreement”);

(d) a duly executed counterpart of the transition services agreement, in substantially the form attached as Exhibit E (the “Transition Services Agreement”);

(e) a certified copy of the resolutions of the Board of Directors of Seller, authorizing and approving the execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is a party and all transactions contemplated hereby;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) copies of all Closing Consents;

(g) an IRS Form W-9 duly completed by Seller;

(h) releases, including termination statements under the Uniform Commercial Code of any financing statements filed against any Acquired Assets, evidencing discharge, removal and termination of all Liens required by Section 5.1(h), which releases shall be effective at or prior to the Closing;

(i) a duly executed sublease pursuant to which the Seller subleases to Buyer the Leased Real Property, in the form attached hereto as Exhibit H (“Sublease”), duly executed by the landlord party and Seller; and

(j) such other certificates, deeds, bills of sale, endorsements, assignments, affidavits, and other good and sufficient instruments of sale, assignment, conveyance and transfer, as are reasonably requested by Buyer to effectively convey to Buyer good and marketable right, title and interest in and to all of the Acquired Assets, free and clear of any and all Liens (other than Permitted Liens).

2.3 Payment and Documents To Be Delivered By Buyer.

(a) At the Closing, Buyer shall deliver to Seller:

(i) a duly executed counterpart of the Bill of Sale and Assignment and Assumption Agreement;

(ii) a duly executed counterpart of the Licensing and Collaboration Agreement;

(iii) a duly executed counterpart of the Manufacturing Services Agreement;

(iv) a duly executed counterpart of the Transition Services Agreement; and

(v) a duly executed counterpart of the Sublease.

(b) Withholding. Notwithstanding anything herein to the contrary, Buyer shall be entitled to deduct, withhold and remit to the appropriate Tax Authority, from the Consideration, all Taxes that Buyer is required to deduct and withhold under any provision of Laws relating to Taxes. All such withheld amounts shall be treated as having been delivered to Seller hereunder to the extent remitted to the appropriate Tax Authority. Buyer shall notify Seller promptly upon becoming aware that any such withholding is required.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date, as follows:

3.1 Corporate Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to operate the Business, to own, lease, sublease or use the Facility, the Acquired Assets and any other properties used or held for use in the Business, to carry on the Business as presently conducted and to enter into and perform this Agreement and the Ancillary Agreements to which Seller is a party and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the nature of the Business as now being conducted by it or the property owned or leased by it makes such qualification necessary.

3.2 Authorization. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all corporate action of Seller and its stockholders. No other action or proceeding on the part of Seller or its stockholders is necessary to authorize this Agreement or any Ancillary Agreement to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller, and each Ancillary Agreement to which Seller is a party, when executed and delivered by Seller, will be duly executed and delivered. This Agreement constitutes (and each of the Ancillary Agreement to which Seller is a party, when executed, will constitute) (assuming, in each case, the due authorization, execution and delivery by Buyer, if applicable) a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

3.3 No Conflict or Violation. Except as set forth on Section 3.3 of the Disclosure Schedules, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any Acquired Contract , the Licenses and Permits or other material Contract (including financing Contracts) to which Seller is a party or by which it is bound, or which are related to the use, ownership or operation of the Acquired Assets, the Facility or the Business (b) violate, conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation, by-laws, stockholders’ agreement or any other organizational documents of Seller, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or Governmental Authority to which Seller, the Facility, the Business, or any of the Acquired Assets is subject, (d) violate, conflict with or result in a breach of any law, statute, regulation, rule, ordinance, requirement, directive, restriction, order, judgment, decree, announcement or other binding action or requirement of any Governmental Authority (a “Law”), or (e) result in the creation or imposition of any Lien upon any of the Acquired Assets,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other than a Permitted Lien, other than, in the case of clause (a), (b) or (e) hereof, to the extent any such events could not reasonably be expected to have a Material Adverse Effect.

3.4 Financial Information. Section 3.4 of the Disclosure Schedules sets forth a true, correct and complete list of all financing or credit agreements, bonds, letters of credit and guarantees relating to the Business or any of the Acquired Assets or Assumed Liabilities.

3.5 Absence of Undisclosed Liabilities. Seller has no Liabilities related to the Facility, the Acquired Assets or the Business, other than those set forth on Section 3.5 of the Disclosure Schedules. Except for the Current Deferred Revenue, Seller has no Liabilities (whether monetary or otherwise) with respect to the delivery of goods, the rendering of services or the performance of any other actions in connection with the Business for which Seller has already billed its customers or otherwise collected the amounts associated therewith.

3.6 Real Property.

(a) Seller does not own any Real Property or any interest in Real Property used in connection with or related to the Business, including, without limitation, any Contract, option or other rights to purchase or acquire any Real Property or an interest in any Real Property.

(b) Seller has no leasehold interest in any real property except for the Leased Real Property. Section 3.6(b) of the Disclosure Schedules sets forth a true, complete and correct list of each lease, sublease, license, occupancy agreement or similar agreement, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto (collectively, the “Leases”), related to the Leased Real Property.

(c) Seller has provided a true, complete, and correct copy of each Lease.

(d) With respect to the Leased Real Property, (i) each Lease constitutes the entire agreement to which Seller is a party with respect to the Leased Real Property and is in full force and effect; (ii) except as set forth on Section 3.3 of the Disclosure Schedules, Seller is not required to obtain the consent of or provide notice to any other party under any Lease in connection with the Sublease or the transaction contemplated by this Agreement; (iii) (A) neither Seller nor, to the Knowledge of Seller, any other party to any Lease is in breach or default under any Lease, and (B) no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute a breach or default under any Lease; (iv) Seller has not subleased, licensed or otherwise granted any Person the right to use or occupy all or any portion of the Leased Real Property nor has Seller collaterally assigned, mortgaged or otherwise encumbered its interest in any Leased Real Property; (v) the Leased Real Property has received approvals of all Governmental Authorities required in connection with the leasing thereof and the facilities, improvements and operations thereon and the Leased Real Property has been operated and maintained in compliance with all applicable Laws; (vi) Seller has made all repairs and replacements reasonably required to be made by it under any Lease and/or for the on-going operation of the business relating to such Leased Real Property, and no deferred maintenance items exist with respect thereto; and (vii) Seller’s possession and quiet enjoyment of the Leased Real Property have not been disturbed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.7 Contracts.

(a) Section 3.7 of the Disclosure Schedules sets forth a true, complete and correct list of the following Contracts of Seller (but in each case does not include any such Contracts which are necessary for, and material to, the Seller’s operations outside of the Business), including without limitation:

(i) any Contract, sales order or purchase order (i) to which Seller is a party or which is otherwise binding on Seller or the Business and is reasonably necessary for the manufacture and production of the products contemplated to be produced pursuant to the Manufacturing Services Agreement or (ii) between Seller and any distributors, suppliers, customers, manufacturers’ agents or selling agents, including without limitation equipment service contracts relating to equipment for purified water systems, isolators, filters, thermos bioreactors and g-con pods, in each case to the extent the same relate primarily to or materially affect the Facility or the Business;

(ii) each joint venture, partnership, teaming or similar Contract involving a sharing of profits or expenses to which Seller is a party, to the extent the same relate primarily to or materially affect the Facility or the Business;

(iii) each Contract or other agreement under which Seller has agreed to indemnify any Person, to the extent the same relate primarily to or materially affect the Facility or the Business;

(iv) each non-competition, restrictive covenant, exclusivity covenant or other agreement that restricts Seller or, to the Knowledge of Seller, any of its officers, directors, consultants, independent contractors, or other employees of the Business from doing business or disclosing information anywhere in the world, to the extent the same relate primarily to or materially affect the Facility or the Business;

(v) each Contract presently in effect, whether or not fully performed, by Seller with any current or former officer, director, consultant, independent contractor, other employee of the Business (or group of employees of the Business) of Seller, to the extent the same relate to or affect the Facility or the Business;

(vi) each Contract pursuant to which the Business is committed to make a capital expenditure or to purchase a capital asset in excess of $50,000 which has not been disclosed to Buyer;

(vii) each Contract that is material to the Business and which relates to the Intellectual Property (including licenses-in and licenses-out), license Contracts for Software necessary to operate the Equipment or conduct the Business; or

(viii) each Contract relating to the employment of any employee (or engagement of any individual who is a service provider) of Seller who devotes substantial time to the Business and any change in control or retention agreement or other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

compensatory agreement under which benefits (including any severance, termination or “golden parachute” payments or similar payments, additional rights or benefits) exist or will arise, be increased or accelerated by the occurrence of the transactions contemplated by this Agreement and the Ancillary Agreements or upon the termination of employment or any other compensatory agreement other than any agreement for “at will” employment that provides for aggregate payments to any Person in any calendar year in excess of $25,000 or that provides for any unknowable benefit or payment;

(ix) each other Contract that is primarily related to and material to the Business or materially affects the Business and is outside the ordinary course of business for the Business; and

(x) any Contract that would reasonably be expected to have a Material Adverse Effect if (i) any other party cancelled or terminated such Acquired Contract (with or without notice or passage of time), (ii) any other party claimed monetary damages (either individually or in the aggregate with all other such claims under such Acquired Contract) from Seller, or (iii) any obligation was accelerated or any benefit was lost under such Acquired Contract (the items described in clauses (i) through (ix) together with the Leases being collectively referred to herein as the “Material Contracts”).

(b) Seller has provided to Buyer true, complete and correct copies of all Material Contracts listed or required to be listed on Section 3.7 of the Disclosure Schedules, together with all modifications or supplements thereto (or a description if unwritten). Seller has performed, or is performing, in all material respects all contractual obligations required to be performed by it to date under all Material Contracts. Seller is not in default in any material respect under any Material Contract, and to the Knowledge of Seller, no other party is in breach or default under or has repudiated any term of any Material Contract. Each Material Contract is binding and enforceable against Seller and, to the Knowledge of Seller, against each other party thereto, in either case subject to the Enforceability Exceptions. Each Material Contract will continue to be binding and enforceable immediately following the Closing in accordance with its terms as in effect prior to the Closing, subject to the Enforceability Exceptions. Seller has no Liabilities under any Material Contract providing for (i) penalties as a result of misfeasance by Seller in the performance of its duties thereunder, or (ii) the renegotiation or redetermination of profits or prices, nor will any of Seller’s costs which are incurred or accruable prior to the Closing under Material Contracts, or under subcontracts entered into between Seller and any other Person, be subject to disallowance. Seller has not received any written notice of termination, cancellation or non-renewal with respect to any Material Contract, and to the Knowledge of Seller, no other party to a Material Contract plans to terminate, cancel or not renew any Material Contract.

3.8 Equipment. Section 3.8 of the Disclosure Schedules sets forth a true, complete and correct list of each item of capital equipment owned or leased by Seller and purchased for or located at the Facility, all biomanufacturing and analytical equipment owned by Seller and located at the Facility, all machinery, equipment, test equipment, telecommunications equipment (including cell phones), tools, goods, furnishings, fixtures, office equipment, production and other supplies, stores and other tangible personal property (whether owned or leased) in each case which

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

is used, held or intended for use in or primarily related to the conduct of the Business or operation of the Facility (the “Equipment”).

3.9 Acquired Assets.

(a) Seller has and will transfer to Buyer indefeasible title to the Acquired Assets (including all right, title and interest therein), free and clear of all Liens of any kind except (i) Liens for Taxes and assessments or governmental charges or levies, in each case not yet due and payable, (ii) Liens of landlords, carriers, warehousemen, mechanics and materialmen arising in the ordinary course of business under applicable Law and for which adequate reserves have been established, as disclosed to Buyer, and (iii) minor imperfections of title, none of which, individually or in the aggregate, detracts from the value of or impairs the use of the affected asset or impairs any operations of the Business (the Liens described in clauses (i) through (iii) being collectively referred to herein as “Permitted Liens”). The Acquired Assets and the rights granted to Buyer under the Licensing and Collaboration Agreement and Transition Services Agreement include all assets, properties and rights, including rights to Intellectual Property, used or held for use by Seller that, to the knowledge of Seller, are necessary to (x) operate the Business as presently conducted as of the Closing Date, and solely with respect to the First Drug Product Batch, operate the Business as presently proposed to be conducted during the [***] period following the Closing, and (y) manufacture and release exosomes at the Facility after Closing in substantially the same manner as conducted by Seller on the Closing Date and during the [***] period prior to the Closing Date and in compliance with cGMP and all other regulatory requirements, and Laws applicable to the Business. Subject to the terms of this Agreement, including Section 6.16, immediately following the Closing, all of the Acquired Assets will be owned, leased or otherwise available for use by Buyer on terms and conditions the same in all material respects to those under which, immediately prior to the Closing, Seller owned, leased, used or held available for use such Acquired Assets. The tangible Acquired Assets, including Equipment and the Leased Real Property, are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business.

(b) Except as set forth on Section 3.9(b) of the Disclosure Schedules or otherwise provided in the Ancillary Agreements, the Acquired Assets constitute all of the rights, physical property and assets owned, maintained, used or held for use by Seller or any of its Controlled Affiliates solely in connection with the manufacture and release of exosomes at the Facility. To the knowledge of Seller, the Acquired Assets are sufficient for the continued drug product manufacturing, which for the avoidance of doubt shall not be construed to include any drug substance manufacturing, of Phase I and Phase 1/2 clinical supply of exosomes pursuant to cGMP requirements (including as provided for in the U.S. Food and Drug Administration’s Guidance for Industry, cGMP for Phase I Investigational Drugs, July 2008), and the associated release testing at the Facility after the Closing in substantially the same amounts and the same manner as conducted as of the Closing Date and, solely with respect to the First Drug Product Batch, as presently proposed to be conducted during the [***] period following the Closing.

3.10 Facility Cost Structure Plan. The cost structure operating plan relating to the Facility prepared by Seller and as set forth on Section 3.10 of the Disclosure Schedules (the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Facility Cost Structure Plan”) sets forth, Seller’s good faith estimates of the cost structure operating plan relating to the Facility, and, to the Knowledge of Seller, is comprehensive of all capital expenditures reasonably required to operate the Business as presently conducted as of the Closing Date, and solely with respect to the First Drug Product Batch, as presently proposed to be conducted during the [***] period following the Closing.

3.11 Litigation. Since January 1, 2019, Seller has not been a party to, nor been threatened with any judgment, order, decree, claim, action, suit, proceeding or investigation related to the Business or the Acquired Assets and, to the Knowledge of Seller, none of Seller’s Controlled Affiliates, directors, officers, agents or employees (in their capacity as such) have been a party to or been threatened with any such judgment, order, decree, claim, action, suit, proceeding or investigation. There is no legal, arbitration, administrative or other formal proceeding or governmental investigation pending or, to the Knowledge of Seller, threatened against Seller that seeks to enjoin or otherwise challenges the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements. There are no outstanding judgments, orders, writs, injunctions, decrees, stipulations, determinations or awards and no unsatisfied judgments, penalties or awards against Seller that relate to the Business.

3.12 Licenses and Permits. Section 3.12 of the Disclosure Schedules sets forth a true, correct and complete list of all licenses, franchises, permits, approvals, government certifications, facility security clearances, and other similar authorizations, and any waivers of the foregoing, issued by or obtained from any Governmental Authority that are necessary for, or otherwise material to, the operation of the Facility as currently operated or currently proposed to be operated following the Closing Date or for the conduct of the Business as currently conducted or as currently proposed to be operated following the Closing Date (collectively, “Licenses and Permits”). All such Licenses and Permits are in full force and effect, and Seller is in compliance, in all material respects, with such Licenses and Permits. Seller has not received any written notice of proceedings relating to the suspension, modification, revocation or cancellation of any such Licenses and Permits.

3.13 Environmental.

(a) The conduct of the Business is, and has been since March 5, 2019, in compliance in all material respects with all applicable Environmental Laws, including timely giving all notices, making all reports, and preparing and maintaining all records required by applicable Environmental Laws. The Business holds, and is in compliance in all material respects with, all Licenses and Permits required under applicable Environmental Laws.

(b) Seller has not received any written notice of alleged, actual or potential responsibility for, or any information request concerning, any investigation regarding, (i) any Release or threatened Release from or relating to its operation of the Business, the Leased Real Property or the Acquired Assets; or (ii) an alleged violation of or non‑compliance of any Environmental Law or with the conditions of any License or Permit required under applicable Environmental Law and relating to its operation of the Business, Leased Real Property or the Acquired Assets, which, in the case of each of (i) and (ii), was either received since March 5, 2019 or the subject of which remains unresolved.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Seller has not received any written notice, request for information, letter of warning or complaint related to off-site impacts (including property damage or personal injury) arising from or associated with any Release from the Leased Real Property.

(d) Except as disclosed on Section 3.13(d) of the Disclosure Schedules, to the Knowledge of Seller, there are no underground storage tanks, friable asbestos-containing materials, lead-based paint, radioactive materials, mold or polychlorinated biphenyls located on the Leased Real Property.

(e) To the Knowledge of Seller, there is no existing contamination by, and there has not been any Release of, any Hazardous Materials on, at, or under the Leased Real Property resulting from the operation of the Acquired Assets or Facility by Seller.

(f) All Hazardous Materials generated by or in connection with the operation of the Acquired Assets and Facility by Seller are, and have been since March 5, 2019, handled and disposed of in compliance in all material respects with all applicable Environmental Laws.

(g) Copies of all material written reports and sampling data in the possession of Seller, relating to environmental audits, assessments and tests that have been conducted at the Leased Real Property since March 5, 2019 have been provided to Buyer or its representatives.

3.14 Intellectual Property and Business Systems.

(a) All of the Marks owned by Seller and used in the conduct of the Business (i) are primarily used other than in the conduct of the Business, or (ii) consist of or contain the word “Codiak.” Except as set forth on Section 3.14(a) of the Disclosure Schedule, Seller has not infringed, misappropriated or otherwise violated any Intellectual Property of any Person in connection with the Business, and the operation of the Business as currently conducted by Seller does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person. Except as set forth on Section 3.14(a) of the Disclosure Schedule, Seller has not received any written claims or notices alleging that the Business has infringed, misappropriated or violated, or will infringe, misappropriate or violate, the Intellectual Property of any Person (including any demands or unsolicited offers to license Intellectual Property from any Person.

(b) The Business Systems meet the needs of the Business and operations of the Business as currently conducted. Unless otherwise provided in the Transition Services Agreement, the Acquired Assets include all Contracts (to the extent assignable) and other rights and assets comprising, or used to operate or maintain, the Business Systems to the extent exclusively used in the Business as currently conducted. The Business Systems have not suffered any failures, errors or breakdowns in the past [***] that caused any substantial disruption or interruption in the conduct of the Business, or caused Seller to incur substantial additional costs or expenses to avoid such a disruption or interruption. Seller has in place commercially reasonable security, disaster recovery and business continuity plans and procedures with respect to the Business Systems. Seller has taken commercially reasonable actions to protect the security and integrity of the Business Systems and the data stored or contained therein or transmitted thereby, and, to the Knowledge of Seller, there has not been any unauthorized access to the Business Systems or such data. Without limiting

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the foregoing, Seller has implemented commercially reasonable procedures intended to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program, and the taking and storing on-site and off-site of back-up copies of critical data. “Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing systems, information systems, record keeping systems, communications systems, telecommunications systems, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems, that are owned or used by or for Seller at the Facility (including such items located outside the Facility but used by or for Seller at the Facility through remote access thereto), to the extent related to the conduct of the Business.

3.15 Inventory. Section 3.15 of the Disclosure Schedules sets forth a true, complete and correct list of all Inventory, including the value of the same. All such Inventory is free from material defects, and consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice. All Inventory is located at, or is in transit to, the Facility. All Inventory is owned by Seller free and clear from all Liens, other than Permitted Liens. The level of Inventory is sufficient, for the manufacture and release of exosomes in the First Drug Product Batch (in compliance with cGMP requirements).

3.16 Taxes.

(a) Seller has timely filed all income and other material Tax Returns that it was required to file with respect to the Business and the Acquired Assets, all such Tax Returns were correct and complete in all material respects and all Taxes owed by Seller with respect to the Business and the Acquired Assets (whether or not shown on such Tax Returns) have been timely paid in full. No claim has ever been made in writing by any Tax Authority in a jurisdiction where Seller does not file Tax Returns that Seller, with respect to the Business or the Acquired Assets, is subject to taxation by that jurisdiction.

(b) Seller has timely withheld and paid all Taxes required by Law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party, and has properly and timely filed all Tax Returns with respect to such amounts.

(c) Seller has not waived any statute of limitations with respect to Taxes, or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case, with respect to the Business or the Acquired Assets.

(d) Seller is a “United States person” within the meaning of the Code.

(e) Seller has not received any written notice of assessment or proposed assessment in connection with the Business or any of the Acquired Assets. No Tax Authority has threatened any assessment in connection with the Business or any of the Acquired Assets.

(f) There are no outstanding orders, rulings or requests for rulings with any Tax Authority with respect to the Business or the Acquired Assets.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) With respect to the Business or the Acquired Assets, Seller is not (i) liable for Taxes of any other Person by operation of Law, (ii) currently under any contractual obligation to indemnify any Person with respect to Taxes or (iii) a party to any Tax sharing agreement or any other contract providing for payments by it with respect to Taxes.

(h) With respect to the Business or the Acquired Assets, Seller has not engaged in a “reportable transaction,” as set forth in Treasury Regulation Section 1.6011‑4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a Tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treasury Regulation Section 1.6011‑4(b)(2).

3.17 Employee Plans.

(a) Section 3.17(a) of the Disclosure Schedules sets forth a true and complete list of the following plans covering Sellers’ employees relating to the Business which are presently in effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and (ii) any other benefit, pension, defined contribution, profit sharing, deferred compensation, employment, consulting, compensation, incentive compensation, bonus, stock option, stock purchase restricted stock, stock appreciated right, phantom equity, equity based, change in control, severance, retention, vacation, paid time off, employee loan, health, welfare (including retiree medical and retiree life) and fringe benefit plan, policy, program, agreement or arrangement, whether or not subject to ERISA, whether formal or informal, written or oral, legally binding or not, under which any current, former or retired employee, director, officer, consultant or leased employee of the Business or the beneficiaries or dependents of any such Persons, has any present or future right to benefits, and is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any present or future liability or obligations (collectively, all arrangements described in this Section 3.17(a) are hereinafter referred to as the “Employee Plans”).

(b) With respect to each Employee Plan, Seller has provided to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) each Employee Plan, any amendment and any related trust agreement or other funding instrument; (ii) the most recent determination or opinion letter, if applicable; (iii) any summary plan description, summaries of material modification and other material written communications (or a description of any material oral communications) by Seller or any Controlled Affiliate of Seller concerning the extent of the benefits provided under an Employee Plan; and (iv) for the [***] years the Form 5500 and attached schedules thereto.

(c) Each Employee Plan and related trust that are intended to satisfy Section 401 of the Code from which assets may be involved in a direct rollover or transfer to an employee benefit plan maintained by Buyer have been maintained and administered in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code).

(d) There are no material claims or causes of action pending or, to the Knowledge of Seller, threatened in writing during the [***] period prior to the date of this Agreement against Seller in connection with any Employee Plan. To the Knowledge of Seller, no facts or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

circumstances exist and no event has occurred that would reasonably be expected to result in any Employee Plan being required to pay any material Tax or penalty under applicable Law.

(e) No Employee Plan provides for any post-retirement medical, life or any other post-retirement insurance benefits for retired employees or beneficiaries or consultants of the Business, except pursuant to Section 4980B of the Code or similar Law or as death benefits when termination occurs upon death.

(f) Neither Seller nor any ERISA Affiliate of Seller, has ever maintained or contributed to, or had any obligation to contribute to or has or may have any Liability with respect to, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is a Multiemployer Plan or that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. “ERISA Affiliate” means any Person, trade or business that, together with Seller, would be deemed a single employer under Section 414 of the Code or Section 4001 of ERISA.

(g) No facts or circumstances exist that could, directly or indirectly, subject Buyer or any of its Affiliates (as the purchaser of the Acquired Assets or as a “successor employer”) or any of their respective assets to any Lien, Tax, penalty or other liability of any nature with respect to any Employee Plan or such other employee benefit plan including but not limited to a Multiemployer Plan.

(h) Each Employee Plan, to the extent subject to the provisions of the Patient Protection and Affordable Care Act (“PPACA”), is and has been administered in all respects in accordance with the requirements of the PPACA, the Code, ERISA and other applicable Law. To the Knowledge of Seller, no event has occurred with respect to the Employee Plans that are subject to the PPACA that would subject Seller or any of its ERISA Affiliates or Buyer to any Tax fine, Lien, penalty or other Liability imposed by the PPACA, ERISA, the Code or other applicable Law.

(i) No Employee Plan or Contract exists that could: (i) except as set forth in Section 3.17(a) of the Disclosure Schedules, result in the increase of compensation or payment to any current or former employee, director, officer, leased employee or consultant of the Business of any money or other property; or (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former employee, director, officer, leased employee or consultant of the Business, in each case, as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (alone or in conjunction with any other event). Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will or would reasonably be expected to result in “excess parachute payments” within the meaning of Section 280G(b) of the Code or not be deductible under Section 280G of the Code. Seller is not a party to, nor does Seller have any obligation under, any agreement, contract, arrangement or plan (including any Employee Plan) to compensate any employee for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.18 Employee Matters

(a) Section 3.18(a) of the Disclosure Schedules lists for each Business Employee his/her job title, hire date, exempt status under the Fair Labor Standards Act, full-time/part-time status, salaried/hourly status, current rates of pay, latest annual bonus, total annual compensation and leave status (including reason for leave and projected return date). Seller has not undertaken any activities in the [***] period immediately preceding the Closing Date which would give rise to Liability under the WARN Act, and no former employees of the Business have suffered an “employment loss” (as defined by the WARN Act) in the [***] period immediately preceding the Closing Date.

(b) Seller is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of the Business Employees. There has not been, nor, to the Knowledge of Seller, has there been any threat of, any strike, slowdown, work stoppage, lockout, dispute, picketing, concerted refusal to work overtime or other similar labor activity or dispute by any of the Business Employees. There is no union organizing effort pending or, to the Knowledge of Seller, threatened with respect to any of the Business Employees.

(c) There are no grievances, arbitrations, causes of action or other claims pending or, to the Knowledge of Seller, threatened against Seller from the hiring, compensation, employment or discharge of any Business Employees or former employees of the Business, or any current or former consultants or independent contractors of the Business, including any claims pending or, to the Knowledge of Seller, threatened, against Seller under any workers’ compensation or long-term disability plan or policy. Seller has paid or provided all current Business Employees or former employees of the Business and any qualified beneficiaries, and any current or former consultant or independent contractor of the Business with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation due and payable, including any such amounts or benefits due and payable under any Employee Plan or Contract.

(d) No individual classified as a non-employee of the Business, including any independent contractor, leased employee, intern or consultant of the Business, for purposes of receiving employee benefits, regardless of treatment for other purposes, is eligible to participate in, or receive benefits under, any Employee Plan that does not specifically provide for his or her participation.

(e) Seller is, and has been, in compliance with all applicable Laws pertaining to employment and employment practices in all material respects with respect to all of the Business Employees and former employees of the Business, and current and former consultants, leased employees and independent contractors of the Business, including those related to employment standards, employment, hiring, termination, discrimination, immigration, civil rights, workplace harassment, leaves of absence, wages, hours, collective bargaining, workers’ compensation, workplace safety and employee classification (exempt/nonexempt and employee/independent contractor).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) Seller is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, workers compensation, or other benefits or obligations for the Business Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(g) No formal or substantiated informal allegation, complaint, charge or claim of sexual harassment, sexual assault, sexual misconduct, gender discrimination or similar behavior has been made in the past [***] years against any Business Employees (a “Sexual Misconduct Allegation”). Seller has not entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing, relating to any Sexual Misconduct Allegation.

(h) Since [***], Seller has been in compliance in all material respects with applicable Law regarding COVID-19 health and safety protocols at the Facility. Seller has in connection with its operation of the Facility used commercially reasonable efforts to adhere in all material respects to applicable guidance from applicable Governmental Authority such as the U.S. Centers for Disease Control and Prevention and the federal Occupational Safety and Health Administration relating to COVID-19.

(i) Section 3.18(i) of the Disclosure Schedules sets forth as of the date hereof a true, complete and correct list of all third party temporary employees, consultants, and independent contractors who are currently providing services to the Business as of the date hereof and includes their name, work location, position description or service performed, date initially contracted, approximate hours worked, term of assignment and fee structure.

No Business Employee has a principal place of employment outside the United States or is subject to the labor and employment Laws of any country other than the United States.

3.19 Compliance With Laws.

(a) Seller and its Controlled Affiliates have conducted since January 1, 2019 and are conducting the Business in material compliance with all Laws and no written notice, action or assertion has been received by Seller or its Controlled Affiliates or, to the Knowledge of Seller, have been filed, commenced or threatened against Seller or any of its Controlled Affiliates alleging any violation of any Law.

(b) Seller has not received any written notice of and has not been subject to FDA regulatory actions against Seller, Seller’s Controlled Affiliates, or any contractor acting on behalf of Seller or Seller’s Controlled Affiliates solely as the same may relate to any of the products related to the Business or the Facility, including notice of adverse findings, untitled or warning letters, mandatory recalls, non-routine investigation or audit, request for information, or any other notice from any other Governmental Authority alleging or asserting material noncompliance with the FDA or any other Law. Seller has not received an FDA Form 483 or notice of inspectional observations from any other Governmental Authority related to or affecting any of the products

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

related to the Business or the Facility, which has not been closed out by the FDA or relevant Governmental Authority.

(c) In each case as the same relate to the Business or the Facility, Seller and its Controlled Affiliates are, and have been, in material compliance with all United States and other Laws (including sanctions) relating to import and export controls (including but not limited to any regulations administered by U.S. Customs and Border Protection, the International Traffic in Arms Regulations administered by the Department of State, the Export Administration Regulations administered by the Department of Commerce, economic sanctions regulations administered by the Department of Treasury and anti-boycott regulations administered by the Internal Revenue Service as well as the Department of Commerce) and: (i) to the Knowledge of Seller, neither Seller nor any of its Controlled Affiliates has violated any such Laws or made a voluntary or directed disclosure or entered into a settlement, consent agreement, plea agreement or deferred prosecution agreement with respect to any violations or potential violations of such Laws; (ii) to the Knowledge of Seller, are not the subject of, and have not been the subject of, a conviction, indictment, investigation, inquiry, audit, compliance assessment, focused assessment, penalty proceeding, claim for alleged or actual underpayment of duties, fees or Taxes or other amounts, suspension of export privileges, government sanction or other enforcement action with respect to any violations or potential violations of such Laws; and (iii) to the Knowledge of Seller, have not made or provided any false statement or omission to any Governmental Authority or to any customer in connection with importation or exportation of merchandise (including software), technical data or services, including valuation, classification, duty treatment, eligibility for favorable duty rates or other special treatment, country-of-origin declaration or marking, export licensing, or any other matter arising out of Laws pertaining to import and export controls, economic sanctions or anti-boycott regulations.

(d) As the same relate to the Business or the Facility, neither the Seller nor its Controlled Affiliates, nor, to the Knowledge of Seller, any of its or its Controlled Affiliates’ officers, directors, managers, employees, or contractors, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities. To the Knowledge of Seller, no claims, actions, proceedings or investigations with respect to any of the products related to the Business that would reasonably be expected to result in debarment or exclusion of Seller or its Controlled Affiliates are pending or threatened against Seller, its Controlled Affiliates, or any of the Business Employees.

(e) As the same relate to the Business or the Facility, neither Seller nor any of its Controlled Affiliates or Business Employees have made, offered or agreed to offer anything of value, directly or indirectly, to any employees or any customers of a company, as applicable, or to any foreign or domestic governmental official, political party or candidate for government office or any of its employees or representatives in any manner which would result in Seller being in material violation of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). Without limiting the foregoing, in connection with the Business or the Facility, Seller does not provide and has not provided (either directly or indirectly), cash, gifts, or other personal benefits to Seller’s

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

customers, their representatives or agents in material violation of any Law. To the Knowledge of Seller, neither Seller nor any Business Employees are currently the subject of, nor have they been the subject of, an investigation, inquiry, audit, or compliance assessment, or been the recipient of a subpoena, letter of investigation or other document alleging a violation, or possible violation, of the FCPA or other applicable anti-bribery legislation or regulations as it relates to the Business or the Facility.

(f) To the extent applicable, all manufacturing operations conducted by or on behalf of Seller or any of Seller’s Controlled Affiliates at the Facility with respect to the Business are being conducted in material compliance with all applicable regulatory standards by the FDA governing quality, including cGMP.

(g) All preclinical testing and clinical trials relating to any products manufactured at the Facility have been and are being conducted in material compliance with applicable experimental protocols, procedures and controls, accepted professional scientific standards, including good clinical practices, good laboratory practices and applicable Laws. Each study conducted by or on behalf of Seller with respect to any products of Seller manufactured at the Facility has been conducted or is being conducted, to the Knowledge of Seller, such that the resulting data was or will be acceptable for use in past or anticipated regulatory filings, and, to the Knowledge of Seller, there is nothing included in such data currently in existence that would cause any such regulatory submission to be disallowed or delayed or that would indicate that the relevant product will not perform as intended. No clinical trial utilizing product manufactured at the Facility conducted by or on behalf of Seller has been terminated or suspended prior to scheduled completion, and neither the FDA nor any other applicable Governmental Authority, institution or clinical investigator that has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial utilizing product manufactured at the Facility conducted by or on behalf of Seller has initiated, or, to Seller’s Knowledge, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, restrict, or suspend any proposed or ongoing clinical investigation of any product manufactured at the Facility conducted by or on behalf of Seller.

(h) All documents filed by Seller with the FDA or any other Governmental Authority with respect to any of the products manufactured at the Facility, including the manufacturing, handling, storage or shipment of any of the products, were at the time of filing true, complete and accurate in all material respects, and no adverse event information has come to the attention of Seller that is materially different in terms of the incidence, severity or nature of such adverse events than any which were filed as safety updates to the documents filed by Seller with the FDA or any other Governmental Authority with respect to any of the products related to the Business. Neither Seller nor its Controlled Affiliates has received any notice that the FDA or any other Governmental Authority has commenced, or overtly threatened to initiate, any action to enjoin production at the Facility, and, to the Knowledge of the Seller, there are no facts that could form the basis for such an action.

3.20 Insurance. Section 3.20 of the Disclosure Schedules sets forth a true, complete and correct list of (a) all insurance policies (collectively, the “Policies”) and bonds (specifying the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

insured, insurer, amount of coverage, expiration date, type of insurance, whether it is an occurrence-based or claims based policy and policy number) covering the Acquired Assets and the operation of the Business which are maintained by Seller and (b) Seller’s claims under such Policies since January 1, 2019. There is no claim pending under any of such Policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such Policies or bonds. All premiums due and payable under all such Policies and bonds have been paid and Seller is otherwise in compliance with the terms of such Policies and bonds, and such Policies and bonds are in full force and effect. Seller is not self-insured for any insurance or bonding.

3.21 Changes in Circumstances. Except as disclosed on Section 3.21 of the Disclosure Schedules, since January 1, 2019, (a) there has not been a Material Adverse Effect, and to the Knowledge of Seller, no events, facts or circumstances exist, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect and (b) Seller has not taken any action that, if taken after the date of this Agreement would require the written consent of Buyer pursuant to Section 6.3.

3.22 Books and Records. The books and records of Seller maintained in connection with the Business (including (a) books and records relating to the purchase of materials and supplies, manufacture or processing of products, sales of products, dealings with customers, invoices, customer lists, inventories, supplier lists and personnel records, and (b) computer software and data in computer readable and human readable form used to maintain such books and records together with the media on which such software and data are stored and all documentation relating thereto) record all material transactions to the extent related to the Business since January 1, 2019, and have been maintained consistent with good business practice.

3.23 Agreements with Affiliates. There are no Contracts between Seller and any of Seller’s Controlled Affiliates which relate to the conduct of the Business or the ownership of the Acquired Assets.

3.24 Brokers, Finders. Neither Seller nor any of its Controlled Affiliates has retained any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any of its Controlled Affiliates is obligated or has agreed to pay any brokerage or finder’s commission, fee or similar compensation with respect to such transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date, as follows:

4.1 Corporate Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite corporate power and authority to enter into and perform this Agreement and the Ancillary Agreements to which Buyer is a party, to consummate the transaction contemplated hereby and thereby. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

which the nature of its business as now being conducted by it or the property owned or leased by it makes such qualification necessary.

4.2 Authorization. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all corporate action of Buyer. No other action or proceeding on the part of Buyer is necessary to authorize this Agreement or any Ancillary Agreement to which it is a party or to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Ancillary Agreement to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and each Ancillary Agreement to which Buyer is a party, when executed and delivered by Buyer, will be duly executed and delivered. This Agreement constitutes (and each Ancillary Agreement to which Buyer is a party, when executed, will constitute) (assuming, in each case, the due authorization, execution and delivery by Seller, if applicable) a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

4.3 No Conflict or Violation. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in a breach of or constitute a default under any provision of Buyer’s certificate of incorporation or bylaws, (b) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or Governmental Authority to which Buyer or its business is subject, or (c) violate, conflict with or result in a breach of any Law.

4.4 Litigation. There is no litigation, arbitration or administrative proceeding pending or, to the Knowledge of Buyer, threatened against Buyer, or investigation pending or, to the Knowledge of Buyer, threatened against Buyer by a Governmental Authority, that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

4.5 Brokers, Finders. Buyer has not retained any broker or finder in connection with the transactions contemplated herein, and Buyer is not obligated and has not agreed to pay any brokerage or finder’s commission, fee or similar compensation with respect to such transactions.

4.6 Independent Investigation. TC "Section 5.08 Independent Investigation." \l 2Buyer has conducted its own independent investigation, review and analysis of the Business and the Acquired Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Acquired Assets or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules).

ARTICLE V
CONDITIONS TO CONSUMMATION OF THE CLOSING

5.1 Conditions to Buyer’s Obligations. The obligation of Buyer to effect the Closing and consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer in its discretion:

(a) Accuracy of Representations and Warranties. Each of the representations and warranties of Seller (other than the Seller Fundamental Representations) set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date). The Seller Fundamental Representations made by Seller shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date).

(b) Compliance with Covenants. Seller shall have performed or complied in all material respects with each of the covenants, agreements and obligations required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

(c) Material Adverse Effect. Since the date hereof, there shall have occurred no Material Adverse Effect.

(d) Certificate of Seller. At the Closing, Seller shall have delivered to Buyer a certificate dated the Closing Date and executed by an officer of Seller, to the effect that the conditions specified in Sections 5.1(a), 5.1(b) and 5.1(c) have been fulfilled.

(e) No Proceeding or Litigation. No litigation, action, suit, investigation, claim or proceeding brought by or on behalf of any Person or Governmental Authority challenging the legality of, or seeking to restrain, prohibit, materially modify or rescind, the transactions contemplated by this Agreement shall have been instituted and not settled or otherwise terminated. There will not be any proceeding pending or threatened against Seller or the Business before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would affect materially and adversely the right of Buyer following the Closing Date to own and operate the Business as presently conducted.

(f) Regulatory Approvals. Any clearances, consents, orders, approvals or confirmations of the transactions contemplated by this Agreement required by applicable Law or a Governmental Authority to be obtained before Closing shall have been received, in each case, in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

form and substance reasonably satisfactory to Buyer, and no such clearance, consent, order, approval or confirmation shall have been revoked.

(g) Ancillary Agreements and Other Closing Deliveries. Seller shall have delivered all agreements and other deliveries required to be delivered by Seller in accordance with Section 2.2, including all Ancillary Agreements to which Seller is a party and all Closing Consents.

(h) Release of Liens. Seller shall have taken such actions as may be necessary to secure the release as of the Closing of any and all Liens (other than Permitted Liens), including any guarantees, relating to or otherwise affecting the Acquired Assets.

(i) Permits. With respect to each License or Permit (i) to the extent transferable and required to be transferred on or prior to the Closing, such License or Permit shall have been transferred to Buyer on or prior to the Closing or Buyer shall have otherwise obtained such License or Permit or (ii) Seller shall have filed with the appropriate Governmental Authorities all documentation required to be so filed by Seller so that such License or Permit will be transferred (to the extent transferable) to, or obtained by, Buyer after the Closing so as to allow Buyer to operate the Facility after the Closing Date.

(j) Business Employees. Seller shall use commercially reasonable efforts to cause all Business Employees to accept Buyer’s offer of employment as of the Closing, which shall become effective at the Closing; provided that if any such Business Employee refuses to sign such offer of employment as of the Closing, Seller shall use commercially reasonable efforts to provide support (either through the Transition Services Agreement or otherwise) in a manner that is substantially the same as such Business Employee would provide with respect to the Business until the support provided by such Business Employee with respect to the Business can be reasonably replaced.

5.2 Conditions to Seller’s Obligations. The obligation of Seller to effect the Closing and consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in its discretion.

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties specifically made as of a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date), except for failures of such representations and warranties to be true and correct which would not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated by this Agreement.

(b) Compliance with Covenants. Buyer shall have performed or complied in all material respects with each of the covenants, agreements and obligations required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Certificate of Buyer. At the Closing, Buyer shall have delivered to Seller a certificate dated the Closing Date and executed by an officer of Buyer, to the effect that the conditions specified in Sections 5.2(a) and 5.2(b) have been fulfilled.

(d) No Proceeding or Litigation. No litigation, action, suit, investigation, claim or proceeding brought by or on behalf of any Person or Governmental Authority challenging the legality of, or seeking to restrain, prohibit, materially modify or rescind, the transactions contemplated by this Agreement shall have been instituted and not settled or otherwise terminated.

(e) FDA Letters. No warning letter or untitled letter shall have been received by Seller from the FDA with respect to the Facility or the Business.

(f) Regulatory Approvals. Any clearances, consents, orders, approvals or confirmations of the transactions contemplated by this Agreement required by applicable Law or a Governmental Authority to be obtained before Closing shall have been received, in each case, in form and substance reasonably satisfactory to Seller, and no such clearance, consent, order, approval or confirmation shall have been revoked.

(g) Ancillary Agreements and Other Closing Deliveries. Buyer shall have delivered the Consideration to the Seller as well as all other agreements and other deliveries required to be delivered by Buyer in accordance with Section 2.3, including all Ancillary Agreements to which Buyer.

ARTICLE VI
COVENANTS OF THE PARTIES

6.1 Return of Facility.

(a) If the Manufacturing Services Agreement terminates on or prior to [***], then Buyer shall, and shall cause its Affiliates to, at the price of [***], assign, transfer, convey and deliver to Seller, and Seller shall acquire from Buyer, all right, title and interest of Buyer in, to and under (a) the Acquired Assets; and (b) any improvements and additions to the Acquired Assets, all biomanufacturing and analytical equipment then owned by Buyer and located at the Facility, all machinery, equipment, test equipment, tools, goods, furnishings, fixtures, office equipment, production and other supplies, stores and other tangible personal property (whether owned or leased), in each case, as the same shall exist as then in existence and which is used, held or intended for use primarily in the conduct of the Business or operation of the Facility, but excluding those that are reasonably necessary for, and/or material to, the Buyer’s operations outside of the Business (“Returned Assets”). For the avoidance of doubt, (i) Buyer shall have no obligation to transfer to Seller (A) any customer contracts entered into between Buyer and any third parties or (B) any Transferred Employees or other employees of Buyer; and (ii) Buyer shall be solely responsible for any Liabilities (other than any Retained Liabilities) arising after the Closing Date until the date on which the Returned Assets are assigned, transferred, conveyed and delivered to Seller, relating to the Returned Assets, the Facility or the Leased Real Property, or in connection with the preceding clause (A) or (B).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) The Parties acknowledge and agree that, upon the termination or expiration of the Sublease at any time after [***], and subject to the terms of the Sublease in all respects, Buyer shall have the option (but not the obligation) to, at the price of [***], assign, transfer, convey and deliver to Seller, and Seller shall acquire from Buyer, all right, title and interest of Buyer in, to and under (i) the Acquired Assets, to the extent they are located at the Facility; and (ii) any improvements and additions to the Acquired Assets, all biomanufacturing and analytical equipment then owned by Buyer and located at the Facility, all machinery, equipment, test equipment, tools, goods, furnishings, fixtures, office equipment, production and other supplies, stores and other tangible personal property (whether owned or leased), in each case, as the same shall exist as then in existence at the Facility immediately prior to the termination or expiration of the Sublease (“Remaining Assets”). For the avoidance of doubt, Buyer shall have no obligation to transfer to Seller (x) any customer contracts entered into between Buyer and any third parties or (y) any Transferred Employees or other employees of Buyer. Subject in all respects to Section 1.4 and Article VII, Buyer shall be solely responsible for any Liabilities (other than any Retained Liabilities) arising after the Closing Date until the date on which the Remaining Assets are assigned, transferred, conveyed and delivered to Seller, relating to the Remaining Assets, the Facility or the Leased Real Property, or in connection with the preceding clause (x) or (y).

6.2 Conduct of Business by Seller. During the period from the date hereof through the Closing Date, Seller shall (a) conduct the Business and operate the Acquired Assets in the ordinary course of business consistent with past practice; (b) use commercially reasonable efforts to maintain the tangible Acquired Assets in good operating condition and repair, ordinary wear and tear excepted; and (c) use commercially reasonable efforts to preserve the goodwill associated with the Business and the beneficial relationships between Seller and its agents, employees, distributors, lessors, suppliers and customers, in each case, with respect to the Business. Except as set forth on Section 6.2 of the Disclosure Schedules, as expressly required by this Agreement or as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date hereof through the Closing Date, Seller shall not, directly or indirectly, take any of the following actions:

(i) sell, transfer, license, lease, mortgage or otherwise dispose of or subject to Liens (other than Permitted Liens), directly or indirectly, any assets (other than Intellectual Property) constituting Acquired Assets, except for the transfer of clinical supply and performance of services in the ordinary course of business consistent with past practice;

(ii) acquire, directly or indirectly (by merger, exchange, consolidation or acquisition of stock or assets or otherwise), any other Person or a material portion of the assets of any other Person, in each case, if such Person or such assets, as applicable, as of the Closing would constitute Acquired Assets, except for the acquisition of assets in the ordinary course of business consistent with past practice;

(iii) (A) amend or modify any Material Contract, including any Lease; (B) voluntarily terminate any Material Contract, including any Lease; (C) enter into or propose to enter into any Material Contract (or make any bid which, if accepted, would

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

result in a Material Contract), including any new lease, sublease, license agreement, occupancy agreement, or similar agreement with respect to any Real Property; or (D) assign, sublease, or otherwise transfer any leasehold interest, nor acquire or otherwise obtain an interest in any Real Property;

(iv) fail to maintain in effect and good standing all Licenses and Permits;

(v) fail to comply, in all material respects, with all Laws applicable to the Facility and the Acquired Assets;

(vi) increase or decrease the compensation or benefits of any Business Employees (except for increases or decreases in salary for Business Employees in the ordinary course of business consistent with past practice);

(vii) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any Business Employee other than any such grants that are, in the aggregate, consistent with past practice;

(viii) initiate, compromise or enter into any settlement of pending or threatened litigation or arbitration proceeding in respect of the Business, any of the Acquired Assets or Assumed Liabilities;

(ix) increase or create any obligations with respect to severance benefits to, or grant any severance or termination pay to, any Business Employee;

(x) hire or engage any employees, officers, consultants, or independent contractors whose work related primarily to the Business, terminate any employees, officers, consultants, or independent contractors whose work related primarily to the Business, or induce or attempt to induce any employees, officers, consultants or independent contractors, whether directly or indirectly, to terminate their employment or engagement whose work related primarily to the Business with Seller;

(xi) terminate without cause (other than as a result of a voluntary resignation) or relocate any of the Business Employees;

(xii) take any action with respect to any Business Employee that would trigger a “mass layoff” or “plant closing” under the WARN Act;

(xiii) authorize any new capital expenditures or commitments for capital expenditures exceeding $50,000 in the aggregate in respect of the Business;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xiv) materially deviate from the Facility Cost Structure Plan, including through deviations with respect to capital expenditures;

(xv) enter into any Contract with any of Seller’s Controlled Affiliates with respect to the conduct of the Business or the ownership of the Acquired Assets;

(xvi) take or omit to take any other action if such action or omission would have the effect of increasing the Tax liability or reducing any Tax attribute of the Business, any Acquired Asset or any Assumed Liability;

(xvii) make any changes to its accounting principles or practices to the extent applicable to the Business, other than as may be required by GAAP or Law; and

(xviii) agree or otherwise commit to take any of the actions prohibited by the foregoing clauses (i) through (xvii).

6.3 Conduct of Business by Buyer. During the period from the Closing Date to the expiration of the Prepaid Manufacturing Time, Buyer shall use good faith efforts to (a) maintain the tangible Acquired Assets, to the extent they remain material to the Business, and the Facility in good operating condition and repair, ordinary wear and tear excepted; (b) maintain compliance in all material respects with all applicable Environmental Laws, including timely giving all notices, making all reports, and preparing and maintaining all records required by applicable Environmental Laws; and (c) maintain compliance in all material respects with, all Licenses and Permits required under applicable Environmental Law.

6.4 Access to Records and Properties; Supplemental Information.

(a) Between the date hereof and the Closing Date, (i) Seller shall permit Buyer, to conduct such investigation of the business, operations, properties, assets, prospects and condition (financial or otherwise) of Seller to the extent related to the Business as Buyer shall reasonably request, provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller's personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller, and that all requests by Buyer for access pursuant to this Section 6.4 shall be submitted or directed exclusively to James Thornton or such other individuals as Seller may designate in writing from time to time and (ii) Seller shall during normal business hours and upon reasonable notice (A) provide Buyer and its agents and representatives, including its independent accountants, internal auditors and attorneys, reasonable access to all the properties, facilities, offices, assets and personnel of Seller to the extent related to the Business, and to all of the books and records and other documents of Seller to the extent related to the Business, including manufacturing data and books and records related to the Acquired Assets (including work papers of any independent accountant), (B) furnish Buyer with such other financial and operating data and other information with respect to the business, operations, properties, assets, prospects or condition (financial or otherwise) of Seller to the extent related to the Business as Buyer shall reasonably request, and (C) permit Buyer to make such assessments thereof as Buyer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

may reasonably require, provided such assessments do not unreasonably interfere with the operation of the Business.

(b) Between the date hereof and the Closing Date, each of the Parties shall promptly notify the other in writing: (i) if such Party becomes aware of any fact or condition that would reasonably be expected to (A) cause any of its representations to be materially untrue (except where such representations are qualified by “materiality,” “Material Adverse Effect” or similar qualification, in which case such Party shall promptly notify the other Party in writing if it becomes aware of any fact or condition that would reasonably be expected to cause any of its representations to be untrue), or (B) constitute a material breach in any of its warranties, as of the date hereof, the Closing Date or such other applicable warranty date as set forth herein (except where such warranties are qualified by “materiality,” “Material Adverse Effect” or similar qualification, in which case such breaching Party shall promptly notify the other Party in writing if it becomes aware of any fact or condition that would reasonably be expected to constitute a breach of any of its warranties, as of the date hereof, the Closing Date or such other applicable warranty date as set forth herein); and (ii) of the occurrence of any breach of any covenant in this ARTICLE VI and the occurrence of any event that may make the satisfaction of the conditions in ARTICLE V impossible or unlikely. Notwithstanding the foregoing, the delivery of any notification, pursuant to this Section 6.4(b) will not cure any untrue representation, breach of any warranty or breach or failure to comply with any covenant or agreement, or otherwise limit or affect the rights and remedies available to either Party under this Agreement.

(c) Between the date hereof and the Closing Date, Seller will promptly notify Buyer in writing of (i) any change, discovery of a condition or occurrence of any event which gives rise to or would reasonably be expected to give rise to a Material Adverse Effect and (ii) the institution or settlement of any litigation, complaint, investigation, action, suit, claim or proceeding involving Seller in respect of the Business and of any developments therein.

6.5 Closing. Except as otherwise expressly set forth in this Agreement, and subject to the terms hereof, Seller and Buyer each will use their commercially reasonable efforts to cause the conditions set forth in Sections 5.1 and 5.2, respectively, to be satisfied by the Closing Date.

6.6 Restrictive Covenants.

(a) Confidentiality.

(i) From and after the Closing Date, Seller will, and will cause its Controlled Affiliates to, keep confidential and not disclose or use in any manner any and all confidential or other proprietary information, written or oral, relating to the Business, the Acquired Assets, the Assumed Liabilities, or Buyer, including the terms and conditions of this Agreement (“Confidential Information”) whether such Confidential Information remains in or comes into its possession after the Closing. Notwithstanding anything to the contrary contained in this Section 6.6(a)(i), the obligations of Section 6.6(a)(i) shall not preclude Seller from (A) disclosing Confidential Information if compelled to disclose the same by judicial or administrative process or by other requirements of applicable Law (subject to the following provisions of this Section 6.6(a)), (B) disclosing Confidential

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Information if the same hereafter is in the public domain (other than as a result of a breach of this Section 6.6(a)), (C) disclosing Confidential Information if the same is acquired from a Person that is not, to Seller’s knowledge, after reasonable inquiry, under an obligation to keep such information confidential, (D) disclosing the Tax structure and treatment information; or (E) disclosing or using Confidential Information in the performance of services for or on behalf of the Buyer as an employee or consultant of the Buyer, so long as such services are performed as directed by Buyer or its Affiliates.

(ii) If Seller or any of its Controlled Affiliates is requested or required (by written or oral questions, interrogatories, requests for information or documents in legal, administrative, arbitration or other formal proceedings, subpoena, civil investigative demand or other similar process) to disclose any such Confidential Information, Seller will promptly notify Buyer in writing of any such request or requirement so that Buyer may seek a protective order or other appropriate remedy and/or waive, via written confirmation, compliance with the provisions of this section. If, in the absence of a protective order or other remedy or the receipt of a waiver by Buyer, Seller or any of its Controlled Affiliates is required to disclose such Confidential Information, such Person, without Liability hereunder, may disclose that portion (but only that portion) of such Confidential Information which it is legally required to disclose.

(b) Non-Solicitation. As a material inducement to the Parties to enter into this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby, for a period [***]:

(i) Seller will not directly or indirectly (whether by itself, through a Controlled Affiliate or in partnership or conjunction with, or as a member, manager, stockholder, owner, partner, officer, director, employee, consultant or agent of, any other Person), solicit, induce or encourage any Transferred Employee to become employed or engaged by Seller or one of its Controlled Affiliates, hire any Transferred Employee, or knowingly solicit, induce or encourage any Transferred Employee to no longer be employed or engaged by Buyer. Notwithstanding the foregoing, Seller and its Controlled Affiliates shall not be restricted from taking any of the foregoing actions after receipt of the prior written approval from the current head of human resources of Buyer, such approval not to be unreasonably withheld, conditioned or delayed, and Seller and its Controlled Affiliates shall not be restricted from (x) advertising job openings by use of newspapers, magazines, the Internet and other media not specifically directed at Transferred Employees or hiring any individual who responds to such communications, or (y) hiring or soliciting any Transferred Employee who has been terminated by, or is under formal notice of termination from, Buyer.

(ii) Buyer will not directly or indirectly (whether by itself, through an Affiliate or in partnership or conjunction with, or as a member, manager, stockholder, owner, partner, officer, director, employee, consultant or agent of, any other Person), solicit, induce or encourage any employee of Seller that is not a Business Employee or any individual who was an employee of Seller within [***] of the date of the solicitation

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prohibited by this Section to become employed or engaged by Buyer or one of its Affiliates, hire any employee of Seller that is not a Business Employee or any individual who was an employee of Seller within [***] of the date of the solicitation prohibited by this Section, or knowingly solicit, induce or encourage any employee of Seller that is not a Business Employee or any individual who was an employee of Seller within [***] of the date of the solicitation prohibited by this Section to no longer be employed or engaged by Seller. Notwithstanding the foregoing, Buyer and its Affiliates shall not be restricted from taking any of the foregoing actions after receipt of the prior written approval from the current head of human resources of Seller, such approval not to be unreasonably withheld, conditioned or delayed, and Buyer and its Affiliates shall not be restricted from (x) advertising job openings by use of newspapers, magazines, the Internet and other media not specifically directed at the employees of Seller other than Business Employees or (y) hiring or soliciting any such employee of Seller who has been terminated by, or is under formal notice of termination from, Seller.

(c) Acknowledgement. The Parties acknowledge and agree that the periods of restriction and the restraints imposed by the provisions of this Section 6.6, as applicable, are fair and reasonably required for the protection of the legitimate interests of the other Party and constitute a material inducement to the Parties to enter into this Agreement and consummate the transaction contemplated by this Agreement and do not preclude or prevent either Party from earning a suitable livelihood. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.6 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable against the Parties, as applicable, as so modified. Each Party agrees that any violation of the covenants contained in this Section 6.6 will cause irreparable harm to the other Party that will not be adequately compensated for by money damages; therefore, in addition to any other remedies the other Party may have under this Agreement or otherwise, such Party will be entitled to an injunction from any court of competent jurisdiction restraining the violating Party from committing or continuing any violation of this Section 6.6, without the requirement of posting any bond or other indemnity.

6.7 Insurance Matters.

(a) Seller will maintain all policies of insurance in effect on the date hereof relating to the Business or the Acquired Assets through and until the Closing.

(b) To the extent that there is any insurable claim related to the Business, any Acquired Asset, Assumed Liability or Transferred Employee based on any act, omission or circumstance existing or occurring at or prior to the Closing (an “Insurable Claim”) under any occurrence based insurance policy or program of Seller that was issued by any third-party insurance carrier that was in effect as of the Closing (a “Third Party Insurance Policy”) then, from and after the Closing, Seller shall, at Buyer’s expense, reasonably cooperate with Buyer to make

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a claim on Buyer’s behalf, after the Closing Date, under such Third Party Insurance Policy with respect to such Insurable Claim. Seller shall use commercially reasonable efforts to promptly file such claims with the applicable insurance carriers. Buyer and Seller shall keep each other advised of the status of (and any developments regarding) any such claims, and cooperate with each other and any insurance carrier in connection with the investigation, prosecution and resolution of any such claims. Seller shall promptly, and no later than [***] following receipt thereof by Seller or any of its Controlled Affiliates, deliver to Buyer all proceeds received under the Third Party Insurance Policies with respect to such Insurable Claim. Nothing in this Section 6.7(a) shall be construed to limit any Person’s right to indemnification under ARTICLE VII.

6.8 Post-Closing Receipts and Possession of Assets.

(a) After the Closing Date, Seller shall transfer promptly to Buyer from time to time (but in any event on a weekly basis) any payments constituting Acquired Assets received by Seller. After the Closing Date, Buyer shall transfer promptly to Seller, from time to time (but in any event on a weekly basis), any payments constituting Retained Assets, including any Accounts Receivable constituting Retained Assets, received by Buyer after the Closing.

(b) In the event that, after the Closing Date, Buyer receives or otherwise is in possession of any other Retained Asset, Buyer shall promptly notify Seller of its receipt or possession of such other Retained Asset and transfer, at Seller’s expense, such Retained Asset to Seller. In the event that, after the Closing Date, Seller receives or otherwise is in possession of any other Acquired Asset, Seller shall promptly notify Buyer of its receipt or possession of such other Acquired Asset and transfer, at Buyer’s expense (unless Seller was required to transfer such Acquired Asset to Buyer at Closing, in which case, and without limitation of any other remedies available to Buyer, such transfer will be at Seller’s expense), such Acquired Asset to Buyer.

6.9 Cooperation; Further Assurances. Buyer and Seller shall cooperate with each other, and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate with each other, to ensure the orderly transition of the Acquired Assets from Seller to Buyer. Prior to the Closing, Seller shall cooperate with Buyer in making any required or, in Buyer’s reasonable discretion, necessary and proper, communications with Business Employees and Key Contractors regarding the transactions contemplated by this Agreement and any employee benefit plans or other benefit arrangements. At any time and from time to time after the Closing, at the request and expense of any Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all such deeds, assignments, and other documents, and take or cause to be taken all such other actions, as the requesting Party reasonably deems necessary or advisable in order to complete, perfect or evidence any of the transactions contemplated by this Agreement. Any out-of-pocket expenses related to any such request shall be paid by the requesting Party.

6.10 Employment.

(a) Approximately [***] prior to the Closing Date, Buyer will offer to employ each employee of the Business set forth on Section 6.10 of the Disclosure Schedules who is actively employed by the Business on the Closing Date (the “Business Employees”). Notwithstanding the foregoing, nothing in this Agreement will, after the Closing Date, impose on

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Buyer any obligation to retain any employee in its employment. Business Employees who accept their offer of employment and commence employment with Buyer as of the Closing shall be referred to as “Transferred Employees.”

(b) Seller shall promptly notify Buyer in writing if any employee set forth on Section 6.10 of the Disclosure Schedules ceases to be employed by Seller or goes on leave of absence prior to the Closing. Section 6.10 of the Disclosure Schedules may be updated with the prior written consent of Buyer and Seller.

6.11 Employee Benefit Matters.

(a) Immediately after the Closing, all of the Transferred Employees will cease participation in all Employee Plans. Further, Seller shall assume, retain and remain solely responsible for any and all Liabilities and obligations for benefits under the Employee Plans and neither Buyer nor its Affiliates shall have any liability or obligation whatsoever with respect to such Liabilities or obligations for benefits. Notwithstanding the foregoing, Buyer shall be liable to provide Transferred Employees with their 2021 bonus payment calculated at target and accrued through the Closing pursuant to the agreement between the Seller and Buyer related to same (which shall include terms for Buyer to return to Seller any unpaid bonus amounts due to a Transferred Employees termination of employment or otherwise prior to the payment date) related to monies that Seller escrowed for such purpose.

(b) From immediately after the Closing until December 31, 2021, Buyer shall provide Transferred Employees with (i) base salary or hourly wage and incentive compensation opportunities (but not including any awards under any equity based plan of Buyer or any of its Affiliates) that are substantially comparable in the aggregate to such salary or hourly wage and incentive compensation opportunities (but not including any awards under any equity based plan of Buyer or any of its Affiliates) that such Transferred Employees received from Seller immediately prior to the Closing Date and (ii) employee benefits (but not including any benefits under any defined benefit pension plan of Buyer or any of its Affiliates) that are substantially comparable in the aggregate to such employee benefits that such Transferred Employees received from Seller immediately prior to the Closing Date.

(c) With respect to any employee benefit plan maintained by Buyer or an Affiliate of Buyer (collectively, “Buyer Benefit Plans”) for the benefit of Transferred Employees, effective as of the Closing Date, Buyer shall recognize all service of Transferred Employees with Seller, as if such service were with Buyer, for vesting and eligibility purposes and for purposes of determining paid time off, provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits, (ii) such service was not recognized under the corresponding Employee Plan or (iii) such service related to a defined benefit pension plan for any purposes.

(d) In the event Buyer requires certain information or data with respect to Transferred Employees as it relates to any required governmental filing including but not limited to under the Affordable Care Act or in order to meet its obligations under this Section 6.11, Seller shall provide such requested information as soon as practicable after receipt of a written request

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

from Buyer and in no event later than [***] after such receipt, in a form that is mutually agreeable between Buyer and Seller.

(e) As soon as practicable after the Closing Date, Buyer shall pay each Transferred Employee an amount equal to such Transferred Employee’s Accrued Vacation, subject to applicable withholding and taxes. For the avoidance of doubt, the Parties acknowledge and agree the Transferred Employees are entitled to such payment as a result of their termination of employment with Seller and that but for Buyer’s agreement to make this payment of Seller’s behalf, Seller would otherwise be required to make such payment pursuant to applicable Law. Further, Seller agrees to indemnify and hold Buyer harmless with respect to any Liabilities (but not including the amounts of such Accrued Vacation required to be paid to such Transferred Employees) that Buyer may incur as a result of making such payments on Seller’s behalf.

(f) Nothing contained in this Agreement, express or implied, (i) is intended to confer or shall confer upon any individual or any legal representative of any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a direct party to, or a third party beneficiary of, this Agreement or (ii) shall be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plans, program or arrangement for his or her rights thereunder.

(g) Nothing contained in this Agreement, express or implied, shall prohibit Buyer from, subject to Law, adding, deleting or changing providers of benefits, changing, increasing or decreasing co‑payments, deductibles or other requirements for coverage or benefits (e.g., utilization review or pre‑certification requirements), and/or making other changes in the administration or in the design, coverage and benefits provided to Transferred Employees. No provision of this Agreement shall be construed as a limitation on the right of Buyer to suspend, amend, modify or terminate any employee benefit plan of Buyer or any of its Affiliates. Further, (i) no provision of this Agreement shall be construed as an amendment to any employee benefit plan and (ii) no provision of this Agreement shall be construed as limiting Buyer’s discretion and authority to interpret its respective employee benefit and compensation plans, agreements arrangements, and programs, in accordance with their terms and Law.

6.12 Defined Contribution Plans. Immediately after the Closing, Transferred Employees will cease participation in any Employee Plan that is a defined contribution plan intended to be qualified under Section 401(a) of the Code and is maintained by or for the benefit of such Transferred Employees. As soon as practicable after the Closing Date, each Transferred Employee will be permitted to elect a distribution of his or her account balance in such Employee Plan and will be permitted to roll over his or her account balances (but not including any outstanding loans) in such Employee Plan (or any portion thereof) to a defined contribution plan maintained by Buyer after the Closing Date.

6.13 COBRA. As of the Closing, Buyer will assume the Liability for providing and administering all required notices and benefits under COBRA and all Liabilities under COBRA with respect to Transferred Employees and their spouses and dependents for qualifying events that

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

occur after the Closing Date. Seller will retain any and all Liabilities under COBRA for qualifying events that occurred on or prior to the Closing Date including any Liabilities with respect to “M&A qualified beneficiaries” as defined under COBRA.

6.14 WARN Act. Seller shall be responsible for any required notices and other obligations under the WARN Act for any terminations by it up to and including the date and time of Closing, and Buyer shall be responsible for any required notices and any other obligations under the WARN Act for any terminations by it after the date and time of Closing as it relates to Transferred Employees.

6.15 Tax Matters.

(a) Seller will prepare and timely file (i) all Tax Returns of Seller and (ii) all other Tax Returns for income, gross receipts and similar Taxes (including any business, professional and occupational license Taxes or similar Taxes) required to be filed in respect of the Acquired Assets and the Business for all Tax periods ending on or prior to the Closing Date (each a “Pre-Closing Tax Period”). Such Tax Returns described in (ii) shall be prepared in a manner consistent with the past practices, unless otherwise required by applicable Law. To the extent reasonably expected to impact Buyer or the Business after the Closing, Seller shall provide Buyer with reasonable opportunity to review and comment (which shall include not less than [***] to review and provide comments to Seller) on each such Tax Return described in clause (ii) of this paragraph prior to filing, and shall consider in good faith changes to such Tax Returns reasonably requested by Buyer to ensure that such Tax Returns are consistent with the terms of this Agreement. Buyer will prepare and timely file all Tax Returns with respect to the Business or the Acquired Assets for any Straddle Period, for any Pre-Closing Tax Period not otherwise required to be prepared by Seller pursuant to this Section 6.15(a), and for any period commencing following the Closing Date. Notwithstanding the foregoing, for the avoidance of doubt, each Party will be responsible for preparing and filing its own Tax Returns.

(b) The Parties agree that any Apportioned Obligation, or any refund, rebate or similar payment received by Seller or Buyer with respect to any Taxes that are Apportioned Obligations, will be apportioned between Seller and Buyer based upon the number of days in the applicable Straddle Period falling on or before the Closing Date and the number of days in the applicable Straddle Period falling after the Closing Date. Seller will be responsible for the amount apportioned to days on or before the Closing Date, and Buyer will be responsible for the amount apportioned to days after the Closing Date. Seller will pay Apportioned Obligations that are due and payable on or prior to the Closing Date and bill Buyer for any part of that amount apportioned to Buyer. Buyer will pay Apportioned Obligations that are due and payable after the Closing Date and bill Seller for any part of that amount apportioned to Seller. Notwithstanding any other provision contained in this Agreement (including the limitations set forth in Sections 7.2 and 7.4 hereof), any obligation arising out of this Section 6.15(b) will not be considered a Loss that is subject to the Basket, Cap, or any survival period or other limit of time, and any loss for which Seller is responsible may be satisfied, at Buyer’s election, by Seller.

(c) If Buyer receives a refund with respect to Taxes for which Seller is wholly or partially responsible under Section 6.15(b) hereof, Buyer will pay, within [***] following the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

receipt of such refund, the amount of such refund attributable to Seller. If Seller receives a refund with respect to Taxes for which Buyer is wholly or partially responsible under Section 6.15(b) hereof, Seller will pay, within [***] following the receipt of such refund, the amount of such refund attributable to Buyer.

(d) Each Party will provide the other Party with such assistance and non-privileged information relating to the Business and the Acquired Assets as may reasonably be requested in connection with the preparation of any Tax Return or the conduct of any audit, examination or any other proceeding by any Tax Authority. Each Party will retain and provide to the other Party all non-privileged records and other information which may be relevant to any such Tax Return, audit, examination or any other proceeding. Without limiting the generality of the foregoing, each Party will retain, for a period of [***] from and after the Closing Date, copies of all Tax Returns, supporting work schedules and other records relating to the Business and the Acquired Assets for all Pre-Closing Tax Periods and Straddle Periods, or (if they will be retained for [***]) will offer such records to the other Party prior to disposing of them.

(e) Under Section 9 of the Manufacturing Services Agreement, Buyer is obligated to perform certain manufacturing services for the Seller, over a specified period, generally without further compensation. The Parties acknowledge and agree that the agreed estimated value of such manufacturing services set forth in Section 1.5 shall be treated as deferred contingent payments for the purchase of the Acquired Assets on the Closing Date and shall impute interest in accordance with Section 483 of the Code with respect to such amounts, unless otherwise required by a taxing authority. (the “Intended Tax Treatment”). Consistent therewith, (1) Buyer shall record manufacturing services income over time and corresponding purchase payments made to Seller and in amounts reflecting the value of such manufacturing services and (2) Seller shall record the value of such services as expenses associated with the product manufactured for Seller (and either capitalize or deduct such amounts in accordance with its accounting practices) and also treat such amounts as deferred contingent payments for the transfer of the Acquired Assets on the Closing Date. In the event that certain of the Acquired Assets are returned to Seller under the provisions set forth in Section 6.1, the Parties shall treat such return of the Acquired Assets as a sale of such assets from Buyer to Seller in accordance with the terms of such provision (and, for the avoidance of doubt, the Parties do not intend to and shall not treat such return as a rescission of the transaction occurring on the Closing Date nor treat the transactions contemplated by this Agreement as any form of mere lease of the Acquired Assets to Buyer).

(f) Buyer will exercise control over the handling, disposition and settlement of any inquiry, examination or proceeding by a Tax Authority with respect to the Business or the Acquired Assets; provided, however, that if such proceeding is with respect to the Intended Tax Treatment or could result in a determination with respect to Taxes due or payable by Seller or give rise to an indemnification obligation on the part of Seller, Seller may elect to control the handling of such proceeding at its sole expense and Buyer shall be allowed to participate in such proceeding at its sole expense. Buyer and Seller will notify each other in writing promptly upon learning of any such inquiry, examination or proceeding. Buyer and Seller will cooperate with each other as either may reasonably request, in any such inquiry, examination or proceeding. To the extent of any overlap between this Section 6.15(e) and Section 7.6(b), this Section 6.15(e) shall govern. For

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the avoidance of doubt, notwithstanding the foregoing, each Party will be responsible for the handling, disposition and settlement of any inquiry, proceeding or examination against it with respect to its own federal, state or local income, franchise, net or gross receipts, estimated, alternative minimum, add-on and similar Taxes.

(g) Neither Seller nor Buyer will agree to settle any Liability related to Taxes or compromise any claim with respect to Taxes, which settlement or compromise could reasonably be expected to affect the Liability for Taxes hereunder (or right to Tax Benefit) of the other Party, without the other Party’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

(h) Seller and Buyer will each be obligated to pay one half of any amounts that are required to be paid in respect of any transfer, sales, use, recording, value-added or similar Taxes (including any registration and/or stamp Taxes, levies and duties) (“Transfer Taxes”) that are imposed by reason of the sale, assignment, transfer and delivery of the Acquired Assets, and Buyer will timely file all Tax Returns required to be filed in connection with Transfer Taxes. Buyer and Seller will cooperate in timely filing all Tax Returns required to be filed in connection with the payment of Transfer Taxes, in obtaining all available exemptions from such Taxes, and in timely providing one another resale certificates and any other documentation necessary to satisfy any such exemptions.

6.16 Assignability and Consents.

(a) As promptly as practicable after the date hereof, Seller will give all required notices to any third parties and will use commercially reasonable efforts to obtain all consents, approvals and other authorizations set forth or required to be set forth on Section 3.3 of the Disclosure Schedules.

(b) Notwithstanding any other provisions in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contract or Lease if an attempted assignment thereof, without notice as required under such Contract or Lease to, or without the consent of, another party thereto or any Governmental Authority, would constitute a breach or violation of any such Contract or Lease. Seller shall, at its expense, use commercially reasonable efforts and Buyer shall, at Seller’s reasonable expense, use commercially reasonable efforts to assist Seller in providing all notices required under any Contract or Lease and obtaining all consents, novations and waivers and to resolve all impracticalities of assignments, novations or transfers necessary to convey any Contract or Lease to Buyer at the earliest practicable date after the Closing.

(c) In the case of the Acquired Contracts, if such consents, novations or waivers are not obtained or notices are not provided in accordance with the terms thereof on or prior to the Closing Date, or if an attempted assignment would be ineffective, until such consent, novation or waiver is obtained, or such notice has been provided in accordance with the terms thereof, Seller shall use commercially reasonable efforts to (i) provide to Buyer the benefits of each such Acquired Contract and Lease; (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer and (iii) enforce, at the request and expense of Buyer and for the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

account of Buyer, any rights of Seller arising from any such Acquired Contract or Lease; and Seller will promptly pay to Buyer when all monies are received by Seller under such Acquired Contract or Lease. To the extent Buyer is provided the benefit of any such Acquired Contract or Lease, Buyer will perform or discharge, on behalf of Seller, Seller’s obligations and liabilities under each such Acquired Contract and Lease in accordance with the provisions thereof except for any obligations and liabilities under any such Contract or Lease that constitute a Retained Liability. Once a necessary consent, novation or waiver is obtained, or the necessary notice has been waived by or provided, in accordance with the terms of such Acquired Contract or Lease, to the other party to such Acquired Contract or Lease, the applicable Acquired Contract will be deemed to have been automatically transferred to Buyer on the terms set forth in this Agreement with respect to the other Acquired Contracts transferred and assumed at the Closing, and consistent with the foregoing, the obligations pursuant to the applicable Acquired Contract will be deemed to be Assumed Liabilities, and the rights pursuant to the applicable Acquired Contract will be deemed to be Acquired Assets.

6.17 Exclusivity. From the date hereof through the Closing, Seller shall, and shall cause its Controlled Affiliates and Seller’s officers, directors, employees, and advisors (including investment bankers and attorneys) and other representatives (collectively, “Representatives”) to, (a) deal with Buyer and its Representatives on an exclusive basis with respect to the transactions contemplated by this Agreement, and (b) refrain, directly and indirectly, from encouraging, soliciting, causing or initiating any new or existing inquiries or continuing or engaging in any discussions or negotiations with any other Person concerning an acquisition of the Business (whether through an asset sale, stock sale, merger or otherwise) (an “Acquisition Proposal”); provided, however, that the foregoing shall not prohibit (a) the board of directors of Seller from taking any action that the directors collectively are obligated to take in the performance of their fiduciary duties or as required by applicable law, and (b) the sale of the products and services of the Business in the ordinary course. From the date hereof through the Closing, Seller shall promptly (x) advise Buyer if any offer or other contact is received by, or any discussions are sought with, any of Seller or any of its Representatives in respect of any Acquisition Proposal, and shall, in any such notice to Buyer, indicate the Person making such offer or other contact and the material terms and conditions thereof (unless such disclosure would otherwise be prohibited by a non-disclosure agreement, dated on or prior to the date hereof, to which Seller is bound), and (y) inform the contacting party that an exclusivity agreement is in effect and that no discussions regarding such an Acquisition Proposal can occur.

6.18 Payment of Accounts Payable; Collection of Accounts Receivable. Seller shall pay in full all Accounts Payable relating to the Business in accordance with the terms and conditions thereof. Seller shall not pursue the collection of Accounts Receivable in any manner that is (a) inconsistent with the terms thereof or (b) unreasonable under the circumstances.

6.19 Public Disclosure. Buyer and Seller shall consult with each other and mutually agree upon any press release or public announcement pertaining to this Agreement and the transactions contemplated hereby, and neither Party shall issue any such press release or make any such public announcement prior to such consultation and agreement. Notwithstanding the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

foregoing, (a) a Party may make any public disclosure it believes in good faith may be required by Law or the rules or regulations of any United States securities exchange on which it or its direct or indirect parent’s securities are listed, in which case the Party required to make the release or announcement shall use its commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, (b) Buyer and Seller shall agree on the content of the first announcement made to the employees of the Business regarding the execution of this Agreement and the transactions contemplated hereby and (c) following the Closing, a Party may make a public disclosure of the fact that the transactions contemplated hereunder have closed and the identities of the Parties hereto.

6.20 Transition of Marks. As promptly as reasonably practicable following the Closing, but in no event later than [***] after the Closing, Buyer shall stop using in the conduct of the Business any Marks owned by Seller that Seller had previously used in the conduct of the Business. During such period, Seller hereby grants to Buyer a nonexclusive, royalty-free license to use Seller Marks in the conduct of the Business in substantially the same manner used by Seller with respect to the Business as of the Closing. Notwithstanding the foregoing, Seller may (a) use Seller Marks on products sold to Seller or as otherwise required or permitted under the Manufacturing Services Agreement or any other agreement between the Parties; (b) use Seller Marks in a factually accurate, nominative manner to describe the relationship between the Parties and the history of the Facility; (c) retain copies of any books, records and other materials that, as of the Closing, contain or display Seller Marks; (d) use Seller Marks to comply with applicable Laws or for litigation, regulatory or corporate filings and documents filed by Buyer with any Governmental Authority; and (e) retain Seller Marks on signage in the Facility and on Equipment or other durable goods where such Marks are not generally visible to the public.

6.21 Confidentiality Agreement. Between the date hereof and the Closing Date, the terms of the Non-Disclosure Agreement, dated as of March 17, 2021 by and between Lonza Houston, Inc., an affiliate of Buyer, and Seller (the “Confidentiality Agreement”), are hereby incorporated herein by reference and the Parties will hold, and will cause their respective employees, Affiliates, officers, directors, contractors, agents, advisors or consultants to hold, any Confidential Information (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement, as if each of the Parties was party thereto. Upon the occurrence of the Closing, the Confidentiality Agreement shall automatically terminate without any further action by any of the parties thereto and shall be of no further force or effect.

ARTICLE VII
INDEMNIFICATION

7.1 Survival of Representations, Warranties and Covenants.

(a) Except as set forth below in this Section 7.1, the representations and warranties of Seller and Buyer contained in this Agreement or in any certificates or documents delivered hereunder shall survive for a period of time ending on that date which is [***] after the Closing Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) The representations and warranties of Seller contained in Sections 3.1 (Corporate Organization and Standing), 3.2 (Authorization), 3.9(a) (Acquired Assets), 3.16 (Taxes), and 3.24 (Brokers, Finders) (the “Seller Fundamental Representations”) shall survive until the expiration of the applicable statute of limitations.

(c) The representations and warranties of Buyer contained in Sections 4.1 (Corporate Organization and Standing), 4.2 (Authorization) and 4.5 (Brokers, Finders) (the “Buyer Fundamental Representations”) shall survive indefinitely.

(d) Any covenant or agreement contained in this Agreement that is to be performed after the Closing shall survive the Closing and remain in full force and effect until fully performed in accordance with its terms.

(e) Notwithstanding anything herein to the contrary, any claim made under and in accordance with this ARTICLE VII prior to the expiration of the applicable period set forth above shall survive until such claim is finally resolved. No knowledge of, or investigation by or on behalf of, any party hereto will constitute a waiver of such party’s right to enforce any covenant, representation or warranty contained herein against any of the other parties or affect the right of a party to indemnification.

7.2 Indemnification by Seller. Subject to the provisions of this ARTICLE VII, from and after the Closing, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and their respective officers, directors, employees, attorneys, accountants, representatives and agents (the “Buyer Indemnified Parties”) for, from and against all Losses that any Buyer Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by as a result of any of the following:

(a) any breach or inaccuracy of any representation or warranty of Seller (disregarding all materiality and Material Adverse Effect qualifications for purposes of calculating the applicable Losses) contained in this Agreement or the Ancillary Agreements to which Seller is a party (in each case, excluding the Transition Services Agreement, the remedies for breach of which shall be expressly and exclusively set forth therein), other than the Seller Fundamental Representations;

(b) any breach or inaccuracy of any of the Seller Fundamental Representations (disregarding all materiality and Material Adverse Effect qualifications for purposes of calculating the applicable Losses);

(c) any failure by Seller to perform or comply with any covenant or agreement contained in this Agreement or the Ancillary Agreements to which Seller is a party (in each case, excluding the Transition Services Agreement, the remedies for breach of which shall be expressly and exclusively set forth therein);

(d) any of the Retained Liabilities or Retained Assets;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) the operation of Seller’s business following the Closing, including for (i) acts or omissions by any of Seller’s officers, directors, employees, agents, invitees or representatives, (ii) the breach of any Law, and (iii) products liability claims;

(f) any claim by any current, former or purported holder of any capital stock or other equity interests or securities or phantom stock or equity interests of Seller involving (i) the grant or allocation of the value of the Consideration or any other amounts payable to Seller pursuant to this Agreement or (ii) any allegation or claim relating to any breach of fiduciary duty by any of Seller’s stockholders, directors or officers in connection with the transactions contemplated by this Agreement; and

(g) existing or future claim relating to a violation of Environmental Laws or related to environmental conditions, Hazardous Materials or contamination within, on, under or about the Facility, if and to the extent either caused by Seller its Affiliates or their respective representatives and agents or existing at Closing;

(h) except that, in each case ((a) to (g)), to the extent that Buyer has an indemnification obligation to indemnify any Seller Indemnified Parties pursuant to Section 7.3; and

(i) with respect to the First Drug Product Batch, any failure of the Facility or any products or assets produced or released by the Business or at the Facility to comply, in all material respects, with cGMP and any other applicable quality standards, including ISO standards and analogous Laws, to the extent such products or assets were either (i) stored, processed or manufactured, in whole or in part, by the Seller prior to the Closing Date or (ii) stored, processed or manufactured at the Facility between the Closing and the date on which the Buyer has completed their Requalification of the Facility, provided that Buyer completes such Requalification in a commercially reasonable amount of time, in the case of each of the preceding clauses (i) and (ii) solely to the extent that the deficiencies leading to the deviations from quality standards were not caused solely by Buyer.

7.3 Indemnification by Buyer. Subject to the provisions of this ARTICLE VII, from and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, attorneys, accountants, representatives and agents (the “Seller Indemnified Parties”) for, from and against all Losses that any Seller Indemnified Party may suffer, sustain or incur and that result from, arise out of, relate to, or are caused by any of the following:

(a) any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement or the Ancillary Agreements to which Buyer is a party (in each case, excluding the Transition Services Agreement, the remedies for breach of which shall be expressly and exclusively set forth therein);

(b) any failure by Buyer to perform or comply with any covenant or agreement contained in this Agreement or the Ancillary Agreements to which Buyer is a party (in each case,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

excluding the Transition Services Agreement, the remedies for breach of which shall be expressly and exclusively set forth therein);

(c) the operation of Buyer’s business following the Closing, including for (i) acts or omissions by any of Buyer’s officers, directors, employees, agents, invitees or representatives, (ii) the breach of any Law, and (iii) products liability claims;

(d) any Assumed Liability; and

(e) any existing or future claim relating to Release of Hazardous Materials or contamination within, on, under or from the Facility, if and to the extent caused by Buyer or its Affiliates or their respective representatives and agents;

(f) except that, in each case ((a) to (e)), to the extent that Seller has an indemnification obligation to indemnify any Buyer Indemnified Parties pursuant to Section 7.2.

7.4 Limits on Indemnification. Notwithstanding anything in this Agreement to the contrary, in the absence of a showing of fraud, willful misconduct or bad faith, the indemnification obligations of each Party hereunder shall be subject to the following limitations:

(a) Neither the Buyer Indemnified Parties nor the Seller Indemnified Parties shall be entitled to Losses claimed under Section 7.2(a) or Section 7.3(a), as applicable, unless (i) any individual Loss or group or series of related Losses exceed [***] (any such Loss or group or series of related Losses that do not exceed [***], the “De Minimis Losses”), and (ii) the aggregate amount of Losses (which shall include for such purposes De Minimis Losses) incurred by the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, exceeds [***] (the “Basket”), in which event the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, shall be entitled, subject to the other limitations in ARTICLE VII, to receive indemnification for all Losses (other than De Minimis Losses) in excess of the Basket;

(b) The aggregate amount of Losses for which Seller shall be required to indemnify the Buyer Indemnified Parties pursuant to Section 7.2(a) shall not exceed [***] (the “Cap”) and the aggregate amount of Losses for which Seller shall be required to indemnify the Buyer Indemnified Parties pursuant to Section 7.2 shall not exceed [***].

(c) The aggregate amount of Losses for which Buyer shall be required to indemnify the Seller Indemnified Parties pursuant to Section 7.4(a) shall not exceed the Cap.

7.5 Procedures for Indemnification.

(a) No Party shall be liable for any claim for indemnification under this ARTICLE VII unless written notice of a claim for indemnification is delivered by the Party seeking indemnification (the “Indemnified Party”) to the Party from whom indemnification is sought (the “Indemnifying Party”) prior to the expiration of any applicable survival period set forth in Section 7.1 (in which event the claim shall survive until finally and fully resolved). If any third party notifies the Indemnified Party with respect to any matter which may give rise to a claim for

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

indemnification (a “Third Party Claim”) against the Indemnifying Party under this ARTICLE VII, then the Indemnified Party shall notify the Indemnifying Party reasonably promptly thereof in writing; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. All notices given pursuant to this Section 7.5(a) shall describe with reasonable specificity the nature of the claim, the amount of the claim (to the extent then known) and the basis of the Indemnified Party’s claim for indemnification.

(b) Following receipt of notice in accordance with Section 7.5(a) (other than a notice of a Third Party Claim against the Indemnified Party, in which case Section 7.5(c) below shall apply), the Indemnifying Party shall have [***] from the date it receives such notice (the “Dispute Period”) to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For purposes of such investigation, the Indemnified Party shall make available to the Indemnifying Party all the material information related to such claim relied upon by or in possession or control of, the Indemnified Party; provided that such Indemnified Party shall not be required to violate any order, judgment, injunction, award or decree of any Governmental Authority or any applicable Law to which it is subject or to waive any attorney-client privilege or work product doctrine which any of them may possess or that may otherwise apply to such information. If the Indemnifying Party disagrees with the validity or amount of all or a portion of such claim made by the Indemnified Party, the Indemnifying Party shall deliver to the Indemnified Party written notice thereof (the “Dispute Notice”) prior to the expiration of the Dispute Period. If no Dispute Notice is received by the Indemnified Party within the Dispute Period or the Indemnifying Party provides notice that it does not have a dispute with respect to such claim, such claim shall be deemed approved and consented to by the Indemnifying Party (such claim, an “Approved Indemnification Claim”). If a Dispute Notice is received by the Indemnified Party within the Dispute Period and the Indemnified Party and the Indemnifying Party do not agree to the validity and/or amount of such disputed claim, no payment shall be made until such disputed claim is resolved, whether by adjudication of such matter, agreement between the Indemnified Party and the Indemnifying Party, or otherwise (and upon any such resolution, such claim shall be deemed to be an Approved Indemnification Claim). Each Approved Indemnification Claim shall be paid by Seller or Buyer, as applicable, no later than [***] after the date on which the subject claim became an Approved Indemnification Claim, in each case by wire transfer of immediately available funds to the account designated in writing by the party entitled to such payment.

(c) After the Indemnified Party has given notice of a Third Party Claim to the Indemnifying Party pursuant to Section 7.5(a), the Indemnifying Party may, at its election, undertake and conduct the defense of such Third Party Claim; provided that the Indemnifying Party fully acknowledges in writing its indemnification obligations to the Indemnified Party. In such case, the Indemnified Party may continue to participate in the defense of such Third Party Claim; provided, however, that following the Indemnifying Party’s assumption of the defense of such Third Party Claim, all legal or other expenses subsequently incurred by the Indemnified Party shall be borne by the Indemnified Party unless the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such legal proceeding, in which case the Indemnified Party shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

indemnified for the reasonable fees and expenses of counsel to the Indemnified Party (including local counsel). If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not settle or consent to judgment with respect to such Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary, the Indemnifying Party shall not be entitled to assume the administration and defense of any Third Party Claim that involves any customer or supplier of Buyer or the Business or if: (i) the Indemnifying Party has failed to assume the defense of such Third Party Claim within ten (10) days of the Indemnified Party’s delivery of notice of such Third Party Claim to the Indemnifying Party, (ii) such Third Party Claim involves criminal or quasi-criminal allegations, or (iii) the Third Party Claim includes a claim for injunctive relief. The Indemnified Party and the Indemnifying Party shall render to each other such assistance as may reasonably be required of each other in order to ensure proper and adequate defense of any Third Party Claim subject to this Section 7.5. To the extent that the Indemnified Party or the Indemnifying Party does not participate in the defense of a particular Third Party Claim, the Party so proceeding with such Third Party Claim shall keep the other Party informed of all material developments and events relating to such Third Party Claim. No Indemnified Party shall settle or consent to judgment with respect to any Third Party Claim for which the Indemnifying Party has provided a written acknowledgement of its indemnification obligations to the Indemnified Party without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Indemnifying Party has consented to any settlement or consented to any judgment and except as otherwise provided in such settlement or judgment, such Indemnifying Party shall not have any power or authority to object to any claim by any Indemnified Party under this ARTICLE VII for indemnity in the amount of such settlement or judgment.

7.6 Determination of Loss Amount.

(a) If an indemnifiable matter is identified and noticed prior to the end of any applicable period set forth in Section 7.1, all Losses incurred or paid in connection with such matter shall remain subject to indemnification hereunder in accordance with the terms of (and subject to the limitations set forth in) this ARTICLE VII.

(b) The amount of any Loss subject to indemnification under Section 7.2 or Section 7.3 shall be reduced by the amount of any Tax Benefit actually realized by the Indemnified Party or any of its Affiliates on account of such Loss. If the Indemnified Party receives a Tax Benefit after the applicable indemnification payment is made by the Indemnifying Party to it, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is actually realized by the Indemnified Party, but not in excess of the indemnification amount previously so paid by the Indemnifying Party to the Indemnified Party in respect of the applicable indemnified Losses. For purposes hereof, “Tax Benefit” shall mean any Tax benefit (net of costs and expenses of collection) actually realized by the Indemnified Party or any of its Affiliates in the form of a cash refund of Taxes paid to, or a reduction in the amount of cash Taxes which otherwise would have been paid by, the Indemnified Party or any of its Affiliates, in each case prior to the end of the year in which the indemnity payment was made and arising from the incurrence or payment of the applicable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

indemnified Losses. In computing the amount of any such Tax Benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of, or the circumstances giving rise to, any indemnified Loss.

(c) Except as provided in Section 7.6(d), the amount of any Loss subject to indemnification under Section 7.2 or Section 7.3 shall be reduced by any insurance proceeds (indemnity payments, contribution payments or other similar payments (in each case, net of costs and expenses of enforcement and collection, deductibles and retro-premium adjustments, if applicable) actually received by the Indemnified Party from any third party with respect to such Loss. In the event the Indemnified Party receives any insurance proceeds, indemnity payment, contribution payment or other similar payment with respect to any Loss after the applicable indemnification payment is made by the Indemnifying Party to it, then the Indemnified Party shall promptly pay to the Indemnifying Party the amount of such recovery as provided herein, but not in excess of the indemnification amount previously so paid by the Indemnifying Party to the Indemnified Party in respect of the applicable indemnified Losses.

(d) Notwithstanding anything herein to the contrary, none of the Buyer Indemnified Parties (i) shall have any obligation to first submit a claim against, seek to collect or to actually collect upon any insurance policy or other collateral source as a precondition to making a claim for indemnification hereunder or (ii) shall have any obligation to litigate or arbitrate with any insurer or other collateral source.

(e) To the extent required under applicable Law and subject to the other terms of this ARTICLE VII, each Indemnified Party shall use those efforts required by applicable Law to mitigate all Losses it incurs that are indemnifiable hereunder.

7.7 Tax Treatment. Any payment under ARTICLE VII of this Agreement shall be treated by the parties for federal, state, local and foreign income Tax purposes as an adjustment to the value of the Consideration unless otherwise required by Law.

7.8 Election of Claims. In the event that any Person alleges that they are entitled to indemnification hereunder, and that Person’s claim is covered under more than one provision of this Agreement, such Person shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification.

7.9 Remedies Exclusive. Except (a) for remedies that cannot be waived as a matter of Law, (b) for specific performance, injunctive relief or other equitable remedies, or (c) in respect of claims based on fraud, willful misconduct or bad faith, from and after the Closing, the indemnification provisions of this ARTICLE VII shall be the sole and exclusive remedy with respect to any and all claims arising under this Agreement.

ARTICLE VIII
TERMINATION

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing as follows:

(a) By mutual written consent of Seller and Buyer;

(b) By Buyer, if the Closing shall not have occurred, or if it becomes reasonably apparent that any of the conditions set forth in Section 5.1 cannot be fulfilled, by 5:00 p.m., Eastern Time, on December 31, 2021 (the “Termination Time”), provided, however, that the right of Buyer to terminate this Agreement under this Section 8.1(b) will not be available if Buyer has breached in any material respect any of its obligations under this Agreement in a manner that has principally caused the failure to consummate the Closing at or before such time;

(c) By Seller, if the Closing shall not have occurred, or if it becomes reasonably apparent that any of the conditions set forth in Section 5.2 cannot be fulfilled, by the Termination Time, provided, however, that the right of Seller to terminate this Agreement under this Section 8.1(c) will not be available if Seller has breached in any material respect any of its obligations under this Agreement in a manner that has principally caused the failure to consummate the Closing at or before such time;

(d) By Seller or Buyer, if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree, ruling or judgment of any court or Governmental Authority having competent jurisdiction;

(e) By Buyer, if (i) there has been a breach by Seller of any of its representations or warranties (subject to all qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect), covenants, obligations or agreements set forth in this Agreement and (ii) if such breach is capable of being cured, such breach shall not have been cured within thirty (30) days after written notice thereof to Seller from Buyer;

(f) By Buyer, if since the date hereof any event has occurred or failed to occur, the result of which constitutes a Material Adverse Effect; and

(g) By Seller, if (i) there has been a breach by Buyer of any of its representations or warranties (subject to all qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect), covenants, obligations or agreements set forth in this Agreement and (ii) if such breach is capable of being cured, such breach shall not have been cured within fifteen (15) days after written notice thereof to Buyer from Seller.

8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall thereafter become void and have no further force and effect and all further obligations of the Parties under this Agreement shall terminate without further Liability of the Parties, except that (a) the obligations of the Parties under the Confidentiality Agreement shall survive such termination and remain in full force and effect, (b) the provisions of this Section 8.2 and ARTICLE IX shall survive such termination and remain in full force and effect, and (c) such termination shall not constitute a waiver by either Party of any claim it may have for damages caused by reason of, or relieve either Party from Liability for, any breach of this Agreement prior

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to its termination under Section 8.1. Notwithstanding the foregoing, nothing set forth in this Section 8.2 shall be deemed to modify, affect or diminish either Party’s right to terminate this Agreement pursuant to Section 8.1.

ARTICLE IX
MISCELLANEOUS

9.1 Expenses. Except as otherwise specifically set forth in this Agreement, Buyer shall pay all costs and expenses incurred by it on its behalf, and Seller shall pay all costs and expenses incurred by it on its behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their respective financial consultants, accountants and legal counsel.

9.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, delivered by express delivery service. delivered via email, or personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

If to Seller:

[***]

With a copy (which shall not constitute notice) to:

[***]

If to Buyer:

[***]

With a copy (which shall not constitute notice) to:

[***]

and

[***]

or to such other address or to the attention of such other party that the recipient Party has specified by prior written notice to the sending Party in accordance with the proceeding.

9.3 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.

9.4 Entire Agreement. This Agreement (including its Exhibits and schedules), the Purchase Agreement, and other Transaction Agreements set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties with respect to such subject matter. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

9.5 Interpretation. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “included,” “includes” or “including” (or any other tense or variation of the word “include”) in this Agreement shall be deemed to be followed by the words “without limitation.” The use of the term “ordinary course of business” shall in all cases herein mean “ordinary course of business consistent in an amount and frequency with past practices.” When reference is made in this Agreement to an Article, Section, schedule or exhibit, such reference shall be to an Article, Section, schedule or exhibit of this Agreement unless otherwise indicated. The words “hereof,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.6 Assignment; Amendment. Neither Party may at any time assign or transfer this Agreement without the prior written consent of the other Party; except that a Party may make such an assignment or transfer without the other Party’s consent (a) to the assigning Party’s Affiliates or (b) to the successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction). Any permitted successor or assignee of rights and obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights and obligations. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement will be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the Parties hereto. Any assignment of this Agreement not made in accordance with this Agreement is prohibited hereunder and shall be null and void. This Agreement may be amended only by a written instrument, duly executed and delivered by each of Seller and Buyer.

9.7 Governing Law. This Agreement, the Ancillary Agreements and all other agreements, documents and instruments delivered pursuant hereto and incorporated herein, unless

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

otherwise expressly provided therein, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, excluding its conflicts of laws principles.

9.8 Dispute Resolution.

(a) Either Party may refer any dispute in connection with this Agreement (“Dispute”) not resolved between the Parties to senior executives of the Parties (for Seller, its CEO or his designee and for Buyer, its CEO or his designee) for good-faith discussions over a period of not less than [***] (the “Senior Executives Discussions”). Each Party will make its executives reasonably available for such discussions.

(b) If the Parties are unable to resolve the Dispute through the Senior Executives Discussions within such [***], then either Party may, as the sole and exclusive means for resolving Disputes under this Agreement, proceed to demand confidential arbitration by written notice to the other Party and making a filing with the AAA in accordance with Section 9.8(c). For clarity, each Party hereby acknowledges that both the fact of and the nature of a Dispute is the Confidential Information of both Parties, and any disclosure of the fact of or the nature of such a Dispute (other than as contemplated by Section 9.8(c) below) would be highly damaging to the non-disclosing Party.

(c) Any Dispute referred for arbitration shall be finally resolved by binding arbitration in accordance with the most applicable rules of the American Arbitration Association (“AAA”) and judgment on the arbitration award may be entered in any court having competent jurisdiction.

(d) The arbitration shall be conducted by a panel of three (3) experts experienced in the business of biopharmaceuticals. If the issues in any dispute, controversy or claim involve scientific, technical or commercial matters, then any arbitrator chosen under this Agreement shall have educational training or industry experience sufficient to demonstrate a reasonable level of relevant scientific, technical and commercial knowledge as applied to the pharmaceutical industry. If the issues in any dispute, controversy or claim involve patent matters, then at least one (1) of the arbitrators shall be a licensed patent attorney or otherwise knowledgeable about patent law matters. Within [***] after a Party demands arbitration, each Party shall select one person to act as arbitrator, and the two Party-selected arbitrators shall select a third arbitrator within [***] after their own appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, then the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York. All proceedings and communications as part of the arbitration shall be in English. Following selection of the third arbitrator, the arbitrators shall complete the arbitration proceedings and render an award within [***] after the last arbitrator is appointed.

(e) Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees or arbitration, unless in each case the arbitrators agree otherwise, which they are hereby empowered, authorized and instructed to do if they determine that to be fair and appropriate.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) Except to the extent necessary to confirm an award or as may be required by law, regulation, or the requirement of any exchange on which a Party’s shares are traded, neither Party shall disclose the existence, content or results of an arbitration under this Agreement without the prior written consent of the other Party.

(g) In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the subject matter of the Dispute would be barred by the applicable statute of limitations under Massachusetts law.

9.9 No Third‑Party Rights. This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Buyer and Seller, their respective successors and permitted assigns and the Indemnified Parties, and no other Person shall assert any rights as third‑party beneficiary hereunder.

9.10 Non‑Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the subsequent enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time executed by an authorized officer of the waiving Party.

9.11 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision shall be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.

9.12 Incorporation of Exhibits and Schedules. The Exhibits and Disclosure Schedules are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Disclosure Schedule, the provisions of this Agreement shall control.

9.13 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

9.14 Specific Performance.

(a) Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) EACH OF BUYER, SELLER AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) FOR EQUITTABLE RELIEF BROUGHT IN ACCORDANCE WITH THIS SECTION 9.14.

[Signature Page Follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first written above.

SELLER: CODIAK BIOSCIENCES, INC. By: /s/ Douglas E Williams Name: Douglas E. Williams Title: CEO
BUYER: LONZA ROCKLAND, INC. By: /s/ Alberto Santagostino Name: Alberto Santagostino Title: SVP, Head of Cell and Gene Technologies Business Unit

[Signature Page to Asset Purchase Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
dEFINITIONS

As used in the Agreement, the following terms shall have the following meanings:

“Accounts Payable” has the meaning set forth in Section 1.4(a).

“Accounts Receivable” has the meaning set forth in Section 1.2(b).

“Accrued Vacation” means accrued and unused vacation or paid time off that is required to be paid to the Transferred Employees as a result of their termination of employment with the Business.

“Acquired Assets” has the meaning set forth in Section 1.1.

“Acquired Contract” has the meaning set forth in Section 1.1(c).

“Affiliate” means, with respect to any Person, any other Person which directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person. “Control” means the right to exercise, directly or indirectly, 50% or more of the voting rights attributable to the stock of, or other ownership interest in, any entity, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity.

“Agreement” has the meaning set forth in the preamble.

“Allocation Statement” has the meaning set forth in Section 1.6(a).

“Ancillary Agreement(s)” means (a) the Bill of Sale and Assignment and Assumption Agreement, (b) the Licensing and Collaboration Agreement, (c) the Manufacturing Services Agreement, (d) Transition Services Agreement, and (e) any and all other documents, instruments, certificates and agreements delivered in connection with the transactions contemplated hereby.

“Apportioned Obligations” means (a) any Tax (including any additional Tax determined subsequent to the Closing Date) relating to any Acquired Asset or the Business, and (b) all rents, royalties, utilities and other periodic charges with respect to the Acquired Assets, that are due or become due without acceleration for any Straddle Period or Pre-Closing Tax Period.

“Approved Indemnification Claim” has the meaning set forth in Section 7.5(b).

“Assumed Liabilities” has the meaning set forth in Section 1.3.

“Basket” has the meaning set forth in Section 7.4(a).

“Bill of Sale and Assignment and Assumption Agreement” has the meaning set forth in Section 2.2(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Business” means the business of Seller as of the Closing Date to the extent primarily related to manufacturing of exosomes for use in clinical and non-clinical studies as conducted by Seller at the Facility, and, for clarity, excluding any Modification and Formulation Business.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks located in Chicago, Illinois shall not be authorized or required by Law to transact business.

“Business Employee” has the meaning set forth in Section 6.10.

“Business Systems” has the meaning set forth in Section 3.14.

“Buyer” has the meaning set forth in the preamble.

“Buyer Benefit Plans” has the meaning set forth in Section 6.11(c).

“Buyer Fundamental Representations” has the meaning set forth in Section 7.1(c).

“Buyer Indemnified Parties” has the meaning set forth in Section 7.2.

“Cap” has the meaning set forth in Section 7.4(b).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Consents” means those consents, approvals, authorizations, orders, filings, registrations and qualifications set forth on Section 3.3 of the Disclosure Schedules which are designated by an asterisk.

“COBRA” means the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, as amended, together with any rules and regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” has the meaning set forth in Section 6.6(a)(i).

“Confidentiality Agreement” has the meaning set forth in Section 6.21.

“Consideration” has the meaning set forth in Section 1.5.

“Contract” means any agreement, deed of trust, lease, sublease, license, occupancy agreement, contract, covenant, plan, subcontracts, orders (including delivery orders, purchase orders or task orders), or other agreement, instrument, arrangement, and pending bids or proposals which bids or proposals if accepted would result in a binding contract, understanding or commitment, whether oral or written, expressed or implied.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Current Deferred Revenue” has the meaning set forth in Section 1.3(b).

“current Good Manufacturing Practices” or “cGMP” means the then-current good manufacturing practices required by the FDA for the manufacture and testing of investigational drugs used in phase 1 clinical trials, as set forth in the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, including the provisions of 21 C.F.R. Parts 210 and 211.

“De Minimis Losses” has the meaning set forth in Section 7.4(a).

“Disclosure Schedules” means the disclosure schedules accompanying this Agreement.

“Dispute Notice” has the meaning set forth in Section 7.5(b).

“Dispute Period” has the meaning set forth in Section 7.5(b).

“Employee Plans” has the meaning set forth in Section 3.17(a).

“Enforceability Exceptions” means bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally.

“Environmental Law” means any Law regulating, relating to, or imposing Liability or standards of conduct concerning, pollution, the preservation of the environment or natural resources, or the promotion of worker health and safety, including any Law relating to Hazardous Materials. Without limiting the generality of the foregoing, the term encompasses each of the following statutes and the regulations promulgated thereunder, each as amended: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (b) the Solid Waste Disposal Act, (c) the Hazardous Materials Transportation Act, (d) the Toxic Substances Control Act, (e) the Clean Water Act, (f) the Clean Air Act, (g) the Safe Drinking Water Act, (h) the National Environmental Policy Act of 1969, (i) the Superfund Amendments and Reauthorization Act of 1986, (j) the Emergency Planning and Community Right to Know Act, (k) the Federal Insecticide, Fungicide and Rodenticide Act, (l) the Oil Pollution Act, (m) the Uranium Mill Tailings Radiation Control Act, (n) the Atomic Energy Act, and (o) the Occupational Safety and Health Act of 1970, and all state and local counterparts or analogs.

“Equipment” has the meaning set forth in Section 3.8.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with any rules and regulations promulgated thereunder.

“Facility” has the meaning set forth in the Recitals.

“Facility Cost Structure Plan” has the meaning set forth in Section 3.10.

“FCPA” has the meaning set forth in Section 3.19(e).

“FDA” means the United States Food and Drug Administration.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“First Drug Product Batch” means batch of drug product which is in the process of being manufactured by Seller as of the Closing Date and which are not intended to be released until after the Closing Date.

“GAAP” means United States generally accepted accounting principles in effect as of the Balance Sheet Date.

“Governmental Authority” means any government or governmental or regulatory entity, body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof or any other entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including any department, board, commission, court or tribunal.

“Hazardous Materials” means any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance (a) that is defined, determined or identified as hazardous or toxic (or by any similar term) under any Environmental Law or (b) the presence of which may give rise to Liability under any Environmental Law; without limiting the generality of the foregoing, Hazardous Materials include (i) “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and regulations promulgated thereunder, each as amended, (ii) “extremely hazardous substance” as defined in the Emergency Planning and Community Right to Know Act and regulations promulgated thereunder, each as amended, (iii) “hazardous waste” as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (iv) “hazardous materials” as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (v) “chemical substance or mixture” as defined in the Toxic Substances Control Act and regulations promulgated thereunder, each as amended, (vi) petroleum and petroleum products and byproducts, (vii) asbestos, (viii) radioactive materials, (ix) mold, (x) lead and (xi) per- and polyfluoralkyl substances.

“Indebtedness” means: (a) indebtedness for borrowed money, whether secured or unsecured or for the extension of credit (including principal and interest thereon); (b) any deferred obligations for the purchase of property or services (other than ordinary course trade payables); (c) any obligations in respect of services to be performed by the Business more than [***] after the Closing Date for which Seller has received deposits or monies prior to the Closing; (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such Lien, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of such Person or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations for the reimbursement of any obligor on any letter of credit or similar credit transaction securing obligations of a Person of a type described in clauses (a), (b), (c), (d) and (e) above and clauses (g), (h) and (i) below, but only to the extent of the obligation secured; (g) all obligations to pay rent or other amounts under any lease of real or personal property, which obligations are or would be required to be classified and accounted for as capital or financial leases in accordance with GAAP, in an amount equal to the capitalized amount thereof determined in accordance with GAAP; (h) all accrued interest, if any, on, and all other amounts owed in respect of, any other item

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of indebtedness, and all prepayment premiums and penalties, and any other fees, breakage charges, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any other item of indebtedness; (i) the cash portion of the settlement of Contracts relating to any hedging, swap, derivative or other similar transactions; (j) obligations under any foreign exchange contracts; and (k) all guarantees of obligations of other Persons of the type referred to in clauses (a) through (j).

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Insurable Claim” has the meaning set forth in Section 6.7(a).

“Intellectual Property” means any or all of the following in any jurisdiction throughout the world: (a) patents and patent applications (including continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, provisionals, and foreign counterparts), inventions (whether or not patentable, and whether or not reduced to practice), and invention or patent disclosures; (b) trademarks, service marks, trade names, corporate names, logos, trade dress, and all other similar indicia of source or origin, and Internet domain names, in each case together with all goodwill associated therewith, whether registered or unregistered, and all applications to register and registrations for the same (collectively, “Marks”); (c) original works of authorship (whether or not copyrightable) and copyrights, whether registered or unregistered, and all applications to register and registrations for the same; (d) trade secrets, proprietary or confidential information, technical data, and know-how, including processes, specifications, and designs; (e) software of any type (including programs, applications, middleware, interfaces, libraries, utilities, tools, drivers, firmware, microcode, scripts, instruction sets and macros) and in any form (including source code, object code, executable code), databases and associated data, and related documentation, and in each case all rights therein (collectively “Software”); (f) moral and economic rights of authors and inventors, however denominated; and (g) all other intellectual property or industrial property rights of any kind.

“Inventory” means all inventory, repair parts and spare parts, supplies, storehouse stocks, raw materials, work in process, scrap, and containers, in each case, manufactured at the Leased Real Property, which are used, held or intended for use primarily in or related to the conduct of the Business.

“Knowledge” with respect to Seller means the actual knowledge of Richard Brudnick, Yalonda Howze, Konstantin Konstantinov, Douglas Williams, Phillip Maderia and Ian O’Reilly, and with respect to Buyer means the actual knowledge of Mary Kenny and Christopher Potts.

“Law” has the meaning set forth in Section 3.3.

“Leased Real Property” has the meaning set forth in Section 1.1.

“Leases” has the meaning set forth in Section 3.6(b).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Liability” means any debt, liability, guarantee, assurance, commitment or obligation, whether known or unknown, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto.

“Licenses and Permits” has the meaning set forth in Section 3.12.

“Licensing and Collaboration Agreement” has the meaning set forth in Section 2.2(b).

“Lien” means any security interest, lien, encumbrance, mortgage, pledge, equity, charge, assessment, easement, covenant, restriction, reservation, defect in title, encroachment, license, ownership interest of another Person and other burden.

“Loss” and “Losses” means losses, Liabilities, Taxes, damages, interest, awards, judgments, settlement payments, penalties, fines, costs, fees and expenses, including costs of investigation, court filing fees, court costs, arbitrations fees or costs, witness fees and reasonable attorneys’ and accountants’ fees and expenses; provided, however that “Losses” shall not include any special, incidental, consequential damages (including diminution in value, loss of profits or multiples of earnings damages), punitive damages or exemplary damages (other than to the extent any such damages are alleged in connection with a Third Party Claim).

“Manufacturing Services Agreement” has the meaning set forth in Section 2.2(c).

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Business, the Acquired Assets or the Assumed Liabilities; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: any event, occurrence, fact, condition or change attributable to (a) the announcement of the transactions contemplated by this Agreement; (b) conditions affecting the industry in which the Business participates, the U.S. economy as a whole or the capital markets in general (including currency fluctuations); (c) any change in applicable Laws or the interpretation thereof; (d) any change in GAAP or other accounting requirements or principles or the interpretation thereof; or (e) the failure of the Business to meet or achieve the results set forth in any projection or forecast (provided, that this clause (e) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect); provided that, in the case of clauses (b), (c), and (d) above, if such change, effect, event, occurrence, state of facts or development disproportionately affects the Business as compared to other Persons or businesses that operate in the industry in which the Business operates, then the disproportionate aspect of such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

change, effect, event, occurrence, state of facts or development may be taken into account in determining whether a Material Adverse Effect has or would reasonably be expected to occur.

“Material Contract” has the meaning set forth in Section 3.7(a).

“Modification and Formulation Business” means the business of Seller and its Affiliates related to exosome modification and formulation, including: (a) exosome surface modification, (b) exosome lumen modification, (c) cell lines specifically modified and intended for the use of (a) and (b), (d) methods of loading, associating, or otherwise coupling cargoes (both synthetic and natural) to the surface or inside the lumen of exosomes, and (e) exosome formulation intended for the use of (a), (b) and (d).

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

“Parties” means Buyer and Seller.

“Party” means Buyer or Seller.

“PPACA” has the meaning set forth in Section 3.17(h).

“Permitted Liens” has the meaning set forth in Section 3.9(a).

“Person” means any individual, corporation, limited liability company, partnership, trust or other entity or organization.

“Policies” has the meaning set forth in Section 3.20.

“Prepaid Manufacturing Time” has the meaning set forth in Section 6.1.

“Pre-Closing Tax Period” has the meaning set forth in Section 6.15(a).

“Real Property” means land, real estate and fixtures, buildings and other improvements of any kind located on any land or other real estate.

“Release” means any spilling, emitting, leaking, pumping, pouring, emptying, injecting, depositing, disposing, discarding, burying, abandoning, discharging, leaching, dumping, escaping or migrating of Hazardous Materials into the environment.

“Remaining Assets” has the meaning set forth in Section 6.1(b).

“Requalification” means the process of qualifying the quality processes of the Facility and the quality of all assets and equipment therein in connection with manufacture of the Product, and ensuring the same are qualified pursuant to cGMP, including performance of the APS to qualify an aseptic process, as per the standards mutually agreed by the Parties or required by the regulatory authorities or under applicable Laws.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Retained Assets” has the meaning set forth in Section 1.2.

“Retained Liabilities” has the meaning set forth in Section 1.4.

“Returned Assets” has the meaning set forth in Section 6.1(a).

“Seller” has the meaning set forth in the preamble.

“Seller Fundamental Representations” has the meaning set forth in Section 7.1(b).

“Seller Indemnified Parties” has the meaning set forth in Section 7.3.

“Seller Transaction Expenses” means (i) all of the fees and expenses incurred by Seller or its Affiliates in connection with the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including all fees, expenses, disbursements and other similar amounts paid by Seller or its Affiliates to attorneys, financial advisors or accountants, (ii) all payments required to obtain third party consents in connection with the consummation of the transactions contemplated by this Agreement, (iii) all deferred compensation, severance, stock appreciation, phantom stock or similar payments due by Seller to any Person; and (iv) all stay, change of control, severance, bonus or similar payments due by Seller to any Person and other accelerations or increases in rights or benefits of any Seller’s employees under any Employee Plan which obligation, in each case, either (x) arises at or prior to the Closing or (y) is payable or becomes due in whole or in part as a result of the consummation of the transactions contemplated by this Agreement, including all Taxes that are payable by Seller in connection with or as a result of the payment of the foregoing.

“Sexual Misconduct Allegation” has the meaning set forth in Section 3.18(g).

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Sublease” has the meaning set forth in Section 2.2(h).

“Tax” and “Taxes” means a tax or taxes of any kind or nature, or however denominated, including liability for federal, state, canton, provincial, local or foreign sales, use, transfer, registration, business and occupation, value added, excise, severance, stamp, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, workers’ compensation, health insurance, disability, payroll, license, employee or other withholding, income (which includes any income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth or gross receipts taxes) including any estimated tax, interest, penalties, fines or additions to tax or additional amounts in respect to the foregoing.

“Tax Benefit” has the meaning set forth in Section 7.6(b).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Tax Authority” means any Governmental Authority having the power to regulate, impose or collect Taxes, including the Internal Revenue Service and any state Department of Revenue.

“Tax Returns” means, with respect to any Tax, any information return for such Tax, and any return, report, statement, declaration, claim for refund or document filed or required to be filed under Law for such Tax, including any amendment thereof.

“Termination Time” has the meaning set forth in Section 8.1(b).

“Third Party Claim” has the meaning set forth in Section 7.5(a).

“Third Party Insurance Policy” has the meaning set forth in Section 6.7(a).

“Transfer Taxes” has the meaning set forth in Section 6.15(h).

“Transferred Employees” has the meaning set forth in Section 6.10.

“Transition Services Agreement” has the meaning set forth in Section 2.2(d).

“WARN Act” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2102 - 2109, as amended.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale”), dated as of [______________], 2021, is made by and between Codiak Biosciences, Inc., a Delaware corporation (the “Seller”) and Lonza Rockland, Inc., a Delaware corporation (the “Buyer”). This Bill of Sale is being entered into pursuant to that certain Asset Purchase Agreement, dated as of [__________], 2021, by and between the Seller and the Buyer (as the same may be amended from time to time in accordance with its terms, the “Agreement”). All capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION as recited in the Agreement, and subject to the terms and conditions therein, the value, receipt and sufficiency of which are hereby acknowledged, effective as of 11:59 p.m. Eastern Time on the date hereof, (a) [***], and (b) [***].

This Bill of Sale is subject to all of the terms, conditions and limitations set forth in the Agreement. In the event of any conflict, ambiguity or inconsistency between the terms of this Bill of Sale and the terms of the Agreement, the terms of the Agreement will prevail. Nothing contained herein will be deemed to alter, modify, expand or diminish the terms of the Agreement.

This Bill of Sale will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

This Bill of Sale may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Bill of Sale and Assignment and Assumption Agreement as of the date first written above.

SELLER:

CODIAK BIOSCIENCES, INC.

By:

Name:

Title:

BUYER:

LONZA ROCKLAND, INC.

By:

Name:

Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FORM OF LICENSING AND COLLABORATION AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

FORM OF MANUFACTURING SERVICES AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

FORM OF TRANSITION SERVICES AGREEMENT

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TRANSITION SERVICES AGREEMENT

by and between

CODIAK BIOSCIENCES, INC.

and

LONZA ROCKLAND, INC.

Dated as of November [ • ], 2021

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 1 DEFINITIONS 1

ARTICLE 2 SERVICES 3

ARTICLE 3 TERM AND TERMINATION 7

ARTICLE 4 TRANSITION SERVICE RESPONSIBILITIES 8

ARTICLE 5 INTELLECTUAL PROPERTY 9

ARTICLE 6 RELATIONSHIP BETWEEN THE PARTIES 9

ARTICLE 7 AFFILIATE PERFORMANCE 10

ARTICLE 8 INDEMNIFICATION 10

ARTICLE 9 FORCE MAJEURE 12

ARTICLE 10 MISCELLANEOUS 13

ANNEXES

ANNEX 1 Transition Services Schedule

i

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement is dated as of November [ • ], 2021 (the “Execution Date”), by and between Lonza Rockland, Inc., a Delaware corporation (“Service Recipient”), and Codiak BioSciences, Inc., a Delaware corporation (“Service Provider”). Service Recipient and Service Provider are referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Service Recipient and Service Provider entered into an Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”) pursuant to which Service Recipient acquired the Acquired Assets (as defined in the Asset Purchase Agreement) from Service Provider; and

WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Parties contemplate that during the Term, Service Provider will provide (directly or through its Affiliates) certain Transition Services to Service Recipient in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

For the purpose of this Agreement, the following capitalized terms have the following meanings. Capitalized terms which are used but not defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement.

“Agreement” means this Transition Services Agreement and includes all Transition Service Schedules, whether attached hereto or added subsequently pursuant to the terms of this Agreement.

“Asset Purchase Agreement” is defined in the Recitals to this Agreement.

“Claim” is defined in Section 8.3.

“Confidential Information” shall have the meaning set forth in Section 10.3.1.

“Consideration” has the meaning ascribed to it in the Asset Purchase Agreement.

“Data” is defined in Section 5.4.

“Developed IP” is defined in Section 5.4.

“Dispute” is defined in Section 2.4.4.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Effective Date” means the Closing Date.

“Execution Date” is defined in the Preamble.

“Facilities” is defined in Section 2.3.1.

“Force Majeure” means (a) acts of God, including acts of God involving fire, explosion and unusually severe weather, (b) war, invasion, riot or civil unrest, (c) governmental laws, orders, restrictions, actions, embargoes or blockages, (d) pandemics (including Covid-19 pandemic that would reasonably be expected to cause an interruption or delay in provision of the Services (including an evolution or variant thereof resulting in new “shelter in place,” “stay at home,” shut down, or similar quarantine orders), (e) national or regional emergency, and (f) injunctions, strikes, lockouts, labor trouble or other industrial disturbances, in each of clauses (a)-(f), substantially affecting the performance by a Party of this Agreement or such Party’s Affiliate beyond the reasonable control of the Party or Affiliate whose performance is so affected.

“Key Negotiators” is defined in Section 2.4.4.

“License Agreement” means the License and Collaboration Agreement entered into by the Parties in connection with the Asset Purchase Agreement, dated hereof.

“Losses” is defined in Section 8.1.

“Party” and “Parties” are defined in the Preamble.

“Representatives” shall have the meaning set forth in Section 10.3.1.

“Resolution Period” is defined in Section 2.4.4.

“Review Meetings” is defined in Section 2.4.3.

“Sales and Marketing Services” means the Services identified on Transition Service Schedule II.

“Service Coordinator” is defined in Section 2.4.2.

“Services” means the Transition Services to be provided by Service Provider to Service Recipient as described on any Transition Service Schedule.

“Service Period” is defined in Section 2.3.2.

“Service Provider” is defined in the Preamble.

“Service Provider Personnel” is defined in Section 6.4.

“Service Recipient” is defined in the Preamble.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Service Recipient Personnel” is defined in Section 6.4.

“Term” is defined in Section 3.1.

“Third Party” means any Person other than Service Provider, Service Recipient and their respective Affiliates.

“Third Party Authorizations” is defined in Section 2.7.

“Third Party Provider” is defined in Section 2.5.

“Trademarks” means any and all trademarks, service marks, logos, and trade names (whether or not registered), all registrations or applications to obtain the foregoing, all internet domain names and all goodwill associated with any of the foregoing.

“Transition Coordinator” is defined in Section 2.4.2.

“Transition Service Schedules” is defined in Section 2.1.

“Unresolved Matters Notice” is defined in Section 2.4.4.

ARTICLE 2
SERVICES

2.1. Schedules and Precedence. This Agreement governs the provision of Services described in the mutually-agreed schedules attached to and made a part of this Agreement (each individual schedule, a “Transition Service Schedule” and collectively the “Transition Service Schedules”). Such Transition Service Schedules may be amended in writing from time to time by mutual agreement of the Parties. If there is any inconsistency between the terms of any Transition Service Schedule and the terms of this Agreement, the terms of this Agreement shall govern. If there is any inconsistency between the terms of this Agreement and the Asset Purchase Agreement or the License Agreement, the terms of the Asset Purchase Agreement or the License Agreement shall govern.

2.2. Performance of Services. Service Provider will use commercially reasonable efforts to perform the Services set forth in the Transition Service Schedules during the relevant Service Period for each such Service contained in the Transition Service Schedule therefor. Nothing in this Agreement or any Transition Services Schedule shall be deemed as a provision of legal services by Service Provider to Service Recipient or any of Service Recipient Personnel. Service Provider agrees and acknowledges that the Services are being provided in exchange for the Consideration and, except as specifically set forth on Annex 1, no additional fees or charges shall be owed to Service Provider in exchange therefore.

2.3. Information. Each Transition Service Schedule sets forth, among other things:

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.1. a description of the Services to be provided, and, for the purposes of such description, the technical terms and description used to describe the Services shall have the meaning customarily assigned to such terms and descriptions within the relevant technical/organizational function, and such terms and descriptions shall be interpreted, including as to the scope of the Services and the level of effort required from Service Provider in respect of performance of such Services, in light of any similar services which were customarily provided or activities that were customarily undertaken by Service Provider or its Affiliates, at Service Provider’s facilities located at [***] (the “Facilities”) or otherwise prior to the Closing Date;

2.3.2. the term during which each Service will be provided (the “Service Period”); and

2.3.3. any other terms applicable to such Service.

2.4. Service Levels. Service Provider will perform the Services in a manner consistent with the terms and conditions contained herein. In addition, in performing the Services, Service Provider will use a degree of care and diligence that is not materially less than the care and diligence exercised by Service Provider and its Affiliates with respect to performing similar services during the [***] period preceding the Effective Date, and will deliver the Services in a manner consistent with Service Provider’s and its Affiliates’ practices during the [***] period preceding the Effective Date. Without limiting the foregoing, during the Term, with respect to any books and records (including but not limited to master data information files to be transferred to Service Recipient hereunder), Service Provider will ensure that it shall have maintained and shall continue to maintain such books and records in the ordinary course of business consistent with past practice, for so long as is consistent with Service Provider’s document retention policy, and, with respect to any books and records that are included in the Acquired Assets, until they have been transferred and/or delivered in such form to Service Recipient or its Representatives hereunder or under the Asset Purchase Agreement.

2.4.1. Service Provider and Service Recipient shall cooperate with one another in connection with the provision of Services hereunder; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of the Parties and their respective Affiliates.

2.4.2. Each Party shall select in writing a representative to act as the primary contact with respect to the provision of the Services and the resolution of disputes under this Agreement (each, for any Party, a “Transition Coordinator”). The initial Transition Coordinators shall be James Thornton for Service Provider and Stacie Santin for Service Recipient. Additionally, a Transition Coordinator may, by written notice to the other Transition Coordinator, designate in writing one or more individuals as individual coordinators for certain classes or types of Services (such designated individual, a “Service Coordinator”). No Transition Coordinator or Service

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Coordinator shall have authority to amend this Agreement in any respect. Service Recipient and Service Provider shall advise each other promptly in a written notice of any change in their respective Transition Coordinators or Service Coordinators, as the case may be, setting forth the name of the replacement.

2.4.3. The Transition Coordinators shall hold review meetings by telephone, videoconference or in person, as mutually agreed upon, at least once monthly during the Term (unless mutually agreed in writing otherwise) to discuss issues relating to the provision of the Services (“Review Meetings”). In the Review Meetings, the Transition Coordinators may discuss any problems identified relating to the provision of Services to resolve such problems and, to the extent changes are agreed upon, the implementation of such changes.

2.4.4. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity hereof, including any claim by a Party hereto that the other party has breached the terms hereof (each, a “Dispute”), the Transition Coordinators shall meet (by telephone, videoconference or in person) no later than [***] after receipt of written notice by either party of a request for resolution of a Dispute. The Transition Coordinators shall enter into negotiations aimed at resolving any such Dispute. In the event that the Transition Coordinators are unable to resolve any Dispute within [***] after such matter is first discussed by the Transition Coordinators, then each Party shall have the right within [***] after the last day of such [***] period to deliver written notice (“Unresolved Matters Notice”) of such unresolved Dispute in any manner permitted for delivery of a notice hereunder and to the other Party’s Transition Coordinator. For the [***] period after delivery of the Unresolved Matters Notice (the “Resolution Period”), the Key Negotiators of each Party shall work in good faith to resolve such unresolved Dispute. “Key Negotiators” means, for Service Recipient, Herve Berdou, and for Service Provider, Richard Brudnick. If the Key Negotiators fail to resolve any Dispute within the Resolution Period, such matter will be resolved in accordance with Section 10.9.

2.5. Third Party Providers. Service Provider shall have the right to designate a qualified Third Party provider (“Third Party Provider”) to provide the applicable Services with the written consent of Service Recipient, such consent not to be unreasonably withheld or delayed; provided that (a) such Third Party Provider is qualified and capable to provide such Services and (b) no such consent shall be required in the event that any such Services are being provided by a Third Party Provider as of the Effective Date and the identity of such Third Party Provider has been disclosed to Service Recipient. To the extent Service Provider engages any such Third Party Provider, the liability of Service Provider to Service Recipient in respect of the applicable Service shall be limited to the rights and remedies that Service Provider can successfully claim under the relevant

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subcontracting agreement against the Third Party Provider (and Service Provider shall use commercially reasonable efforts to enforce such rights).

2.6. Additional Resources. Without limiting Service Provider’s or Service Recipient’s obligations hereunder, except as provided in a Transition Service Schedule, in providing the Services, neither Service Provider nor any Third Party Provider will be obligated to:

2.6.1. hire any additional employees;

2.6.2. maintain the employment of any specific employee, consultant or independent contractor;

2.6.3. purchase, lease or license any additional equipment or software; or

2.6.4. pay any costs related to the transfer or conversion of Service Recipient’s data for use by Service Recipient.

2.7. Third-Party Consents. If any consent, approval, permit, license or waiver from any Third Party Provider (collectively, the “Third Party Authorizations”) is required in connection with the provision of a given Service, Service Provider shall use commercially reasonable efforts to obtain such Third Party Authorizations. In the event Service Provider fails to obtain a Third Party Authorization, Service Provider shall use its commercially reasonable efforts to work with Service Recipient to (a) minimize any adverse impact on the provision of the Service(s) that require such Third Party Authorization, (b) agree in good faith to alternative means of continuing the provision of such Service(s) for the duration of the applicable Service Period, and (c) minimize any costs relating to such alternative(s). Service Provider shall manage exclusively its relationship with its Third Party Provider suppliers and vendors and neither Service Recipient nor any of its Affiliates shall discuss the provision of any of the Services with such Third Party Provider suppliers or vendors of Service Provider; provided, however, that nothing herein shall restrict Service Recipient from directly entering into negotiations with such Third Party Provider suppliers or vendors for the provision of any services to Service Recipient or any of its Affiliates.

2.8. Use of Services by the Service Recipient. The Service Recipient shall only use the Services (a) for the Business, (b) in accordance with applicable Law, and (c) in a manner which does not violate any Third Party rights.

2.9. Operational Changes. During the Term, Service Provider may not, without the advance written consent of Service Recipient (not to be unreasonably withheld, conditioned or delayed), change operational aspects of the Services or the processes, software, hardware or other information technology systems used by, or on behalf of, it or its Affiliates or subcontractors to provide the Services, except where (a) obtaining such advance consent would result in the Services not being provided at the agreed service levels or otherwise in accordance with this Agreement, or (b) such change would not be reasonably expected to result in any adverse effect on the Services provided hereunder, provided that Service Provider shall provide Service Recipient with a prior written notice of such change, which written notice shall include a description of the reason Service

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Provider is implementing such change, as promptly as practicable after Service Provider determines such changes are necessary acting reasonably and in good faith.

2.10. Migration; Tenders. The Parties acknowledge that the Services are transitional in nature and are furnished exclusively for the purposes of facilitating the transactions contemplated by the Asset Purchase Agreement and to allow Service Recipient a period to replace the Services so that it can conduct the Business on a stand-alone basis. Service Recipient acknowledges that Service Provider is not in the business of offering or selling services such as the Services on a commercial arm’s-length basis to independent Third Parties, and that this Agreement is only required for specific business circumstances as described in the Recitals above. The provisions of this Agreement shall be interpreted in that context and Service Recipient will use commercially reasonable efforts to replace the Services at its own cost and expense as soon as practicable after the Closing Date

2.11. Risk of Loss. Notwithstanding anything else in this Agreement or any Transition Services Schedule, to the extent any Service requires the Service Provider to warehouse, store, deliver, or otherwise handle inventory (the “Transitional Inventory”), Service Recipient shall bear all risk of loss, casualty, theft, or damage to such Transitional Inventory regardless of the cause thereof other than where the loss, casualty, theft, or damage arises from Service Provider’s gross negligence (which Service Provider shall be and remain responsible for); provided that without limitation of the foregoing, Service Provider shall (a) use due care in its handling, storage, transportation and use of all Transitional Inventory, (b) use reasonable efforts to provide adequate security at all locations where Transitional Inventory is stored, (c) send prompt notice to Service Recipient of any loss, casualty, theft, or damage to such Transitional Inventory, and (d) use reasonable efforts to minimize further loss, casualty, theft, or damage to such Transitional Inventory. Title to all such Transitional Inventory shall be retained by Service Provider until such time as the applicable Transitional Inventory is to be sold by Service Provider to the Service Recipient in accordance with the Transition Services Schedule. Service Provider shall not create or impose any liens or other encumbrances on such Transitional Inventory sold to the Service Recipient.

2.12. Regulatory Matters. Service Provider will provide, and will ensure that its Affiliates and Third Party Providers provide, the Services in a manner that is in all material respects in compliance with all applicable federal, state, foreign, provincial or local law, common law, statute, ordinance, rule, regulation, code, policy or governmental order, and all judicial interpretations thereof.

ARTICLE 3
TERM AND TERMINATION

3.1. Term. This Agreement will commence on the Effective Date and remain in effect until the last day that any Service Period in any Transition Service Schedule remains in effect, but shall in no event be in effect after December 31, 2022 (unless extended by mutual agreement of the Parties acting reasonably and in good faith, if Service Recipient shall so request) unless earlier terminated under this ARTICLE 3 (the “Term”), provided that the Parties will use commercially

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable efforts to complete all Services as promptly as practicable after the Effective Date. With respect to each Service, such Service will begin upon the applicable start date set forth in the Transition Services Schedule (or the Effective Date if no start date is identified) and will continue until the end date for such Services set forth in the Transition Services Schedule, or, if earlier, the end of the Term. This Agreement may be extended by the Parties in writing, either in whole or in part with respect to one or more of the Services.

3.2. Termination.

3.2.1. Service Recipient may terminate this Agreement, either with respect to any or all of the Services (or a portion thereof), for any reason or for no reason, at any time upon at least [***] (or such shorter period to which Service Provider agrees in writing) prior written notice to Service Provider.

3.2.2. Either Party may terminate this Agreement in its entirety or with respect to affected Services if the other Party materially breaches a material provision with regard to those Services and does not cure such breach, or does not take reasonable steps required under the circumstances to cure such breach going forward, within [***] after receiving notice of the breach.

3.2.3. Any provision which by its nature or express terms should survive, including this Section 3.2.3, Section 3.2.4, ARTICLE 5, ARTICLE 8, and ARTICLE 10, will survive the expiration or termination of this Agreement.

3.2.4. Upon any expiration or termination of this Agreement in whole or in part and for any reason (a) each Party will use commercially reasonable efforts to cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s business, (b) unless otherwise provided in the Asset Purchase Agreement, each Party will deliver to the other Party any assets of the other Party in the possession of such Party in connection with performance of this Agreement, and (c) Service Recipient will pay Service Provider all amounts already incurred or invoiced.

ARTICLE 4
TRANSITION SERVICE RESPONSIBILITIES

4.1. Cooperation; Facilities; Access to Information. If Service Provider requires information or documentation within the control of Service Recipient to perform any Services, Service Recipient shall promptly provide such information, or cause such information to be provided, to Service Provider or its Affiliates (as applicable), which information or documentation shall be subject to Section 10.3. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services. Such cooperation will include good faith efforts to mitigate problems with the work environment interfering with provision of the Services, and each Party making a good faith effort to require its personnel to obey any regulations and other published policies of the other Party while on the other Party’s premises. In addition, Service Recipient will (a) provide Service Provider with access to its facilities and

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

systems, as is reasonably necessary for Service Provider to perform the Services, (b) make available, as reasonably requested by Service Provider, reasonable access to resources necessary for Service Provider to perform the Services and (c) make timely decisions in order that Service Provider may perform its obligations hereunder. If Service Recipient fails to comply with any of its cooperation or assistance obligations set forth above, Service Provider shall not be liable for any failure or delay in performing the Services which reasonably results from that failure.

4.2. Security. If a Party or its Affiliates is given access to any of the other Party’s or its Affiliates’ facilities or computer systems in connection with the provision or receipt of the Services, such Party will, and will ensure that its Affiliates will, (a) comply with all of the other Party’s or its Affiliates’ security policies and requirements and (b) ensure that no security or audit measures employed by the other Party or its Affiliates are tampered with, compromised or circumvented.

4.3. Savings Clause. To the extent Service Recipient’s failure to discharge its obligations in this Agreement impedes Service Provider’s ability to provide any Service hereunder, Service Provider will be excused from its obligation to provide such Services hereunder. Service Provider will provide Service Recipient with notice of Service Recipient’s failure to meet such obligation promptly after Service Provider becomes aware of such failure.

ARTICLE 5
INTELLECTUAL PROPERTY

5.1. Existing Ownership Rights Unaffected. Except as expressly set out in this ARTICLE 5, neither Party will gain, by virtue of this Agreement, any rights of ownership or use of any Intellectual Property owned by the other Party. Each Party and its respective Affiliates shall retain right, title and interest in and to any and all improvements, modifications and derivative works of their respective Intellectual Property.

5.2. Ownership of Data and Intellectual Property. Unless otherwise provided in the Asset Purchase Agreement or the License Agreement, as between the Parties, Service Provider will own all data and records created by or for Service Provider or any of its Affiliates in the performance of the Services, and any other Intellectual Property created in the performance of the Services that is specific to the Facility, the Equipment, the Business or the Services (collectively, the “Data”), subject to applicable licenses granted by Service Provider to Service Recipient under the License Agreement. In accordance with the preceding sentence, Service Recipient will and hereby does, without further consideration, assign (and will cause its Affiliates and their respective contractors to assign) to Service Provider any and all right, title or interest that it, its Affiliates or their respective contractors may possess in or to the Data. Service Provider shall promptly disclose and make relevant Data available to Service Recipient in the ordinary course of providing the Services. In addition, upon Service Recipient’s request, during the Term and for six (6) months thereafter, Service Provider will provide Service Recipient with copies of the relevant Data in the format in which such Data is generated, to the extent available to Service Provider, and subject to any restriction set forth in any applicable agreement between Service Provider and any Third Parties, provided that Service Provider shall use commercially reasonable efforts to obtain any

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

necessary consent from any such Third Party to provide Service Recipient copies of the relevant Data.

ARTICLE 6
RELATIONSHIP BETWEEN THE PARTIES

6.1. The Parties to this Agreement are and will remain independent contractors and neither Party is an employee, agent, partner, franchisee or joint-venturer of or with the other. Each Party will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its employees. Neither Party will hold itself out as an agent of the other Party and neither Party will have the authority to bind the other Party.

6.2. Each Party shall use its reasonable efforts not to allow any Third Party, other than a Third Party Provider appointed by Service Provider in accordance with Section 2.5, to intervene in any manner with the performance of the Services.

6.3. No Service Recipient Representatives (including Service Recipient Personnel) shall be eligible to participate in any benefit programs or sales or other bonuses offered by Service Provider to its employees, or in any retirement plans, profit sharing plans, insurance plans, separation plans or any other employee welfare or benefit plans offered from time to time by Service Provider to its employees. Service Recipient acknowledges that none of its Representatives (including Service Recipient Personnel) shall be eligible to participate in, and Service Provider does not and will not maintain or procure for or on such personnel’s behalf, any worker’s compensation or unemployment compensation insurance. No Service Provider Representatives (including Service Provider Personnel) shall be eligible to participate in any benefit programs or sales or other bonuses offered by Service Recipient to its employees, or in any retirement plans, profit sharing plans, insurance plans, separation plans or any other employee welfare or benefit plans offered from time to time by Service Recipient to its employees. Service Provider acknowledges that none of its Representatives (including Service Provider Personnel) shall be eligible to participate in, and Service Recipient does not and will not maintain or procure for or on such personnel’s behalf, any worker’s compensation or unemployment compensation insurance.

6.4. Neither the execution of this Agreement, nor provision of Services by Service Provider or any of its Affiliates shall cause Service Recipient or any of its Affiliates or any person or entity employed or engaged by Service Recipient or any of its Affiliates (collectively “Service Recipient Personnel”) to be or to be construed to be an agent, employee or legal representative of Service Provider or any of its Affiliates for any purpose whatsoever. Service Recipient Personnel shall not be considered to be employees of Service Provider or any of its Affiliates for any purpose, and neither Service Provider nor any of its Affiliates shall be or be deemed to be an employer or joint employer of Service Recipient Personnel. Neither the execution of this Agreement, nor provision of Services by Service Provider or any of its Affiliates shall cause Service Provider or any of its Affiliates or any person or entity employed or engaged by Service Provider or any of its Affiliates, (collectively “Service Provider Personnel”) to be or to be construed to be an agent, employee or legal representative of Service Recipient or any of its Affiliates for any purpose whatsoever. Service Provider Personnel shall not be considered to be employees of Service

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Recipient or any of its Affiliates for any purpose, and neither Service Recipient nor any of its Affiliates shall be or be deemed to be an employer or joint employer of the Service Provider Personnel.

ARTICLE 7
AFFILIATE PERFORMANCE

7.1. Subject to Section 2.5, Service Provider may engage one or more Affiliates or Third Parties to perform all or any portion of Service Provider’s duties under this Agreement; provided that Service Provider remains responsible for the performance of such Affiliates and Third Parties and service levels are maintained similar to Service Provider’s past practices during the [***] period preceding the Effective Date.

ARTICLE 8
INDEMNIFICATION

8.1. Service Recipient will indemnify, defend and hold harmless Service Provider and its officers, directors, agents, employees and Affiliates, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of, relating to or resulting from (a) Service Recipient’s material breach of this Agreement, (b) Service Recipient’s negligence or willful misconduct in connection with its receipt of Services pursuant to this Agreement, (c) Service Recipient Personnel’s misuse of any of Service Provider’s systems or Services, (d) Service Recipient Personnel’s willful misconduct in connection with the use of Service Provider’s systems or Services, or (e) Service Provider’s provision of Services pursuant to and in accordance with this Agreement, except, in each case ((a) – (e)), for those Losses for which Service Provider is obligated to indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates pursuant to Section 8.2. Service Recipient will further indemnify, defend and hold harmless Service Provider and its officers, directors, agents, employees and Affiliates, from and against any and all Losses arising out of, relating to or resulting from any Service Recipient Personnel being classified as, or determined to be, co-employed by, or a common-law employee of, Service Provider or any of its Affiliates.

8.2. Service Provider will indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates from and against any and all Losses arising out of, relating to or resulting from (a) Service Provider’s material breach of this Agreement, (b) Service Provider’s negligence or willful misconduct in the provision of Services pursuant to this Agreement, (c) Service Provider Personnel’s misuse of any of Service Recipient’s systems or Services; (d) Service Provider’s Personnel’s willful misconduct in connection with providing the Services pursuant to this Agreement or (e) a claim that the Services provided by Service Provider has knowingly infringed the intellectual property rights of a third party, except, in each case ((a) – (e)), for those Losses for which Service Recipient is obligated to indemnify, defend and hold harmless Service Provider and its officers, directors, agents, employees and Affiliates pursuant to Section 8.1. Service Provider will further indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates, from and against any and all Losses

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

arising out of, relating to or resulting from any Service Provider Personnel being classified as, or determined to be, co-employed by, or a common-law employee of, Service Recipient or any of its Affiliates.

8.3. An indemnifying Party’s indemnification obligations hereunder will be conditioned upon (a) the indemnified Party providing the indemnifying Party with written notice describing such indemnification claim (“Claim”) in reasonable detail in light of the circumstances then known and then providing the indemnifying Party with further notices to keep it reasonably informed with respect thereto; provided, however, that failure of the indemnified Party to provide such notice or keep the indemnifying Party reasonably informed as provided herein will not relieve the indemnifying Party of its obligations hereunder except to the extent, if any, that the indemnified Party is materially prejudiced thereby, (b) the indemnifying Party being given control of the defense of such Claim with counsel reasonably satisfactory to the indemnified Party, at the indemnifying Party’s sole expense, and (c) the indemnified Party reasonably cooperating with the indemnifying Party, at the indemnifying Party’s sole cost and expense, in the defense of any Claim. The indemnifying Party will not accept any settlement that places restrictions on any indemnified Party or requires any payment by any indemnified Party or admits fault by the indemnified Party and, further, will not accept any settlement unless the settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the indemnified Parties from all liability with respect to the matters that are subject to such Claim. The indemnified Party may participate in the defense of any claim with counsel reasonably acceptable to the indemnifying Party, at the indemnified Party’s own expense.

8.4. With the exception of any claims of fraud which are proven and upon which a judgment entered in the involved proceeding will be expressly based, the Parties acknowledge and agree that the provisions of ARTICLE 8 will be the exclusive remedy for all claims relating to this Agreement, including the negotiation or performance hereof.

8.5. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SERVICE PROVIDER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

8.6. NEITHER PARTY NOR ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES OF ANY KIND (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF EITHER PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.7. OTHER THAN RESULTED FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY, THE TOTAL AGGREGATE LIABILITY OF SUCH PARTY (AND SUCH PARTY’S AFFILIATES) TO THE OTHER PARTY (AND SUCH OTHER PARTY’S AFFILIATES), WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY, MISREPRESENTATION, EQUITY OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS OF SUCH PARTY, OR, AS THE CASE MAY BE, ITS AFFILIATE OR CONTRACTOR), IN ANY MANNER RELATED TO THIS AGREEMENT, WILL NOT IN THE AGGREGATE EXCEED [***].

ARTICLE 9
FORCE MAJEURE

9.1. Force Majeure. If a Party, its Affiliate or Third Party Provider is prevented or delayed in the performance of any of its obligations under this Agreement by Force Majeure and such Party gives written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as such Party reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, the Party, its Affiliate or Third Party Provider shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue, but in any event not longer than [***]. Neither Party will be entitled to rely on Force Majeure to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement. The Parties shall promptly meet and discuss strategies to resolve performance upon a Force Majeure event that is expected to continue for longer than [***].

9.2. Resumption of Services. Service Provider or such applicable Affiliate or Third Party Provider shall, upon cessation of the prevention or delay set forth in Section 9.1, promptly resume its obligations hereunder. If the effect of a Force Majeure on the performance of a Service cannot be resolved by Service Provider or such Affiliate or Third Party Provider within a time period appropriate to the urgency of the situation, then Service Recipient may obtain replacement services from a Third Party vendor. During the pendency of a Force Majeure, no charges shall be incurred in relation to the Services that are suspended or delayed as a result of such Force Majeure and Service Provider (or such Affiliate or Third Party Provider) shall treat Service Recipient the same as any other internal or external service recipient(s), if any, of the affected Service(s).

ARTICLE 10
MISCELLANEOUS

10.1. Records. Service Provider shall maintain accurate records arising from or related to any Services provided hereunder, including accounting records and documentation produced in connection with the rendering of any Service, substantially consistent with Service Provider’s past practices for similar services provided for its own account.

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10.2. Inspection Rights. During the Term and for [***] thereafter, Service Provider shall, upon reasonable prior written notice from Service Recipient, permit Service Recipient, or its designated representatives, to inspect and audit Service Provider’s records relating to the Services during regular business hours, with the right to make any copies, for the purpose of verifying any amounts due under this Agreement; provided, that Service Recipient shall comply with Service Provider’s reasonable security and safety procedures as such procedures are communicated to Service Recipient.

10.3. Confidentiality.

10.3.1. Confidential Information. For the purposes of this Agreement, the term “Confidential Information” shall mean any and all information of a Party that may be exchanged between the Parties or their respective Affiliates (or, in respect of the Service Provider, any Third Party Providers) at any time and from time to time before and during the Term in relation to the subject matter covered by this Agreement. Confidential Information as defined herein shall in particular be deemed to include, without limitation, all notes, analyses, compilations, studies, interpretations or other documents, whether in tangible form or on electronic or other data storage media, prepared by the receiving Party and its Affiliates (or, in respect of the Service Provider, any Third Party Providers) and their officers, directors, employees, agents, consultants, subcontractors and sublicensees (collectively, the “Representatives”), which contain, reflect or are based on, in whole or in part, Confidential Information furnished to the receiving Party or its Representatives by the disclosing Party or its Representatives hereunder.

10.3.2. Duties of Confidentiality and Non-Use. During the Term, and for a period of [***] after the termination or expiration of this Agreement, each Party hereto will maintain in confidence all Confidential Information disclosed to it by the other Party. Neither Party shall use, disclose or grant use of such other Party’s Confidential Information except as required in connection with the performance contemplated under this Agreement. To the extent that disclosure is necessary to perform this Agreement, the receiving Party shall obtain prior agreement from its Representatives to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such Representatives do not disclose or make any unauthorized use of such Confidential Information. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information. Confidential Information shall not include any information which: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to

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the other Party, (c) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement, (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other Party not to disclose such information, or (e) was independently developed by the receiving Party (as evidenced in writing) without reference to the disclosure by the other Party.

Each Party may disclose Confidential Information to the extent such disclosure is required by Law; provided that the receiving Party gives the disclosing Party sufficient notice to permit the disclosing Party to seek a protective order or other similar remedy with respect to such information and, in the event no such protective order or other remedy is obtained, the receiving Party will furnish only that portion of the Confidential Information that it is advised by counsel it is legally required to furnish.

10.3.3. Terms of this Agreement. The Parties agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable Laws.

10.3.4. No License; Return or Destroy. Except as otherwise provided in Section 5.4, nothing contained in this Agreement shall be deemed to grant to the receiving Party any right or license under or to any patents now or hereafter issued, or any other Intellectual Property of the disclosing Party or any Affiliate (or, in respect of the Service Provider, any Third Party Providers) thereof, or any right or license to use any Confidential Information, except to perform the services required under this Agreement. Upon expiration or earlier termination of this Agreement, or at any other time requested by the disclosing Party, the receiving Party shall, at the receiving Party’s option, return or destroy all Confidential Information that the disclosing Party has furnished to the receiving Party in connection with this Agreement, including all copies thereof, notes and other work derived therefrom, made by or in possession of the receiving Party or its Representatives, and notify the disclosing Party that such destruction is complete. With respect to electronic images of Confidential Information, the receiving Party’s obligations shall be limited to using commercially reasonable efforts to delete those electronic images from local desktop computer document storage systems and active files on servers but shall not extend to receiving Party’s routine information systems backup or document retention programs. Notwithstanding anything to the contrary in this Section 10.3.4, the receiving Party shall have the right to maintain one copy of the Confidential Information for recordkeeping purposes.

10.3.5. Publicity. Notwithstanding anything herein to the contrary, each of the Parties hereby agrees with the other Party that, except as may be required

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to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the Parties is listed, if any, no press release or similar public announcement or communication shall be made or caused to be made concerning the execution or performance of this Agreement unless the Parties shall have consulted and approved in advance with respect thereto.

10.3.6. Injunctive Relief. The Parties understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Section 10.3 by either Party or their Representatives or any other person acting in concert with it or on its behalf. Accordingly, in addition to all available remedies at law, each Party may be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Section 10.3.

10.4. Interpretation. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “included,” “includes” or “including” (or any other tense or variation of the word “include”) in this Agreement shall be deemed to be followed by the words “without limitation.” The use of the term “ordinary course of business” shall in all cases herein mean “ordinary course of business consistent in an amount and frequency with past practices.” When reference is made in this Agreement to an Article, Section, schedule or exhibit, such reference shall be to an Article, Section, schedule or exhibit of this Agreement unless otherwise indicated. The words “hereof,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

10.5. Entire Agreement. This Agreement, together with the Asset Purchase Agreement and the other Ancillary Agreements, constitutes the entire agreement between the Parties with regard to the subject matter of this Agreement, and supersedes all prior agreements and understandings with regard to such subject matter.

10.6. Amendment, Waivers and Consents. This Agreement may not be changed or modified, in whole or in part, except by supplemental agreement or amendment signed by the Parties. Any Party may waive compliance by any other Party with any of the covenants or conditions of this Agreement, but no waiver will be binding unless executed in writing by the Party making the waiver. No waiver of any provision of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute

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a continuing waiver. Any consent under this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing.

10.7. Successors and Assigns. Neither Party may at any time assign or transfer this Agreement without the prior written consent of the other Party; except that a Party may make such an assignment or transfer without the other Party’s consent (a) to the assigning Party’s Affiliates or (b) to the successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction). Any permitted successor or assignee of rights and obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights and obligations. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement will be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the Parties hereto. Any assignment of this Agreement not made in accordance with this Agreement is prohibited hereunder and shall be null and void.

10.8. Governing Law; Jurisdiction. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all legal proceedings (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this Agreement or the transactions contemplated by this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter this Agreement), shall be exclusively governed by, and construed in accordance with, the laws of the State of Delaware regardless of other Laws that might otherwise govern under any applicable conflict of laws principles.

10.9. Dispute Resolution. Any Dispute not resolved pursuant to Section 2.4.4 shall be resolved in accordance with Section 9.8 of the Asset Purchase Agreement.

10.10. Rules of Construction. The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because all Parties participated in negotiating and drafting this Agreement, no rule of construction will apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement.

10.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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10.12. Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if delivered in person, if delivered by a national overnight courier service, or if sent by email, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person. Such notices or communications shall be deemed given: at the time of personal delivery, if delivered in person; one (1) Business Day after being sent, if sent by national overnight courier service; and at the time sent, if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day, or on the next Business Day, if sent by email after 5:00 p.m. local time of the recipient or on a non-Business Day.

To Service Provider:

[***]

with a copy (which shall not constitute notice) to:

[***]

to Service Recipient:

[***]

With a copy (which shall not constitute notice) to:

[***]

10.13. Rights of Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement, provided, that the provisions of ARTICLE 8 shall inure to the benefit of the indemnitees of the Parties. Further, nothing in this Agreement, express or implied, is intended to relieve or discharge the obligation or liability of any Third Party to any Party, nor will any provision give any Third Party any right of subrogation or action over or against any Party.

10.14. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to be one and the same instrument. In addition, signatures may be exchanged by facsimile or PDF.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the Execution Date.

LONZA ROCKLAND, INC.

By:

Name:

Title:

CODIAK BIOSCIENCES, INC.

By:

Name:

Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX 1

Transition Services Schedules

Attached.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Transition Services

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT F

FORM OF SUBLEASE

A-0

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”), made as of the ____ day of November, 2021 (the “Effective Date”), by and between Codiak BioSciences, Inc., a Delaware corporation, having an office at 500 Technology Square, 9th floor, Cambridge, MA 02139 (hereinafter referred to as “Sublandlord”), and Lonza Rockland, Inc., a Delaware corporation, having an office at [___________________________] (hereinafter referred to as “Subtenant”);

W I T N E S S E T H :

WHEREAS, by a Indenture of Lease dated as of March 5, 2019 (the “Master Lease”), King 4 Hartwell Place, LLC, a Delaware limited liability company (hereinafter referred to as “Master Landlord”) leased to Sublandlord, as tenant, certain premises containing approximately 18,707 rentable square feet (the “Premises”), in the building known as 4 Hartwell Place, Lexington, Massachusetts 02421 (the “Building”), upon and subject to the terms and conditions set forth in the Master Lease; and

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the Premises as shown on the diagram attached as Exhibit A (the “Subleased Premises”), on the terms and conditions set forth in this Sublease. A true and correct copy of the Master Lease is attached hereto as Exhibit B.

NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

1. Capitalized Terms. Any capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Master Lease.

2. Subleasing. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, together with the right to exercise, in common with others entitled thereto, Sublandlord’s right to use the Common Areas under the Master Lease, as set forth in the Master Lease.

3. Delivery of the Subleased Premises. Sublandlord shall deliver the Subleased Premises to Subtenant in accordance with the terms of that certain Asset Purchase Agreement entered into by Sublandlord and Subtenant and dated as of November 1, 2021 (the “APA”). Except as set forth in the APA, Sublandlord has made no representations, warranties or undertakings as to the present or future condition of the Subleased Premises or the fitness and availability of the Subleased Premises for any particular use. Subtenant shall perform all work to make the Subleased Premises complete for Subtenant’s use, subject to the provisions of the Master Lease, as incorporated in this Sublease by reference. Sublandlord acknowledges and agrees that pursuant to the terms of the APA, Subtenant shall own all furniture, trade fixtures, and equipment (the “FF&E”) within the Subleased Premises and the same shall be transferred to Subtenant pursuant to the terms of the APA, to be used by Subtenant in its discretion for the operation of its business within the Subleased Premises.

4. Term. The term of this Sublease (“Term”) shall commence on the date Sublandlord delivers to Subtenant a fully executed copy of this Sublease and the Consent to Sublease (as hereinafter defined) (the “Term Commencement Date”) and shall end on the [***], or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (which date for the termination

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of the term hereof shall hereafter be called the “Termination Date”). Subtenant shall surrender the Subleased Premises upon the Termination Date in the condition required under the Master Lease; provided, however, in no event shall Subtenant be obligated to restore any alterations or improvements currently existing in the Subleased Premises as of the Term Commencement Date unless otherwise expressly set forth herein.

Notwithstanding the foregoing to the contrary, provided that Subtenant shall not be in Default either at the time Sublandlord receives the Extension Notice (as hereinafter defined) or at the commencement of the Extension Term (as hereinafter defined), Subtenant shall have [***] options to extend the Term of this Sublease for a period of approximately [***] each, but in any event not to exceed the date by which Sublandlord must provide an Extension Notice to Master Landlord pursuant to Section 1.2(a) of the Master Lease (the “Extension Term”). Subtenant must exercise its right to extend the Term by providing written notice of the election to Sublandlord (the “Extension Notice”) at least __________ (____) months prior to the Termination Date. In the event of such renewal, the “Term” shall include the Extension Term and such renewal shall be upon the same provisions as for the initial Term except as expressly set forth herein. Notwithstanding anything to the contrary contained herein, Subtenant’s exercise of its extension option for the Extension Term shall be subject to the terms of the Master Lease.

5. Rent.

(a) Fixed Annual Rent. From and after the Term Commencement Date, the Subtenant shall pay to Sublandlord, as fixed annual rent (“Fixed Annual Rent”), the amounts set forth below, in advance on the first (1st) day of each calendar month during the Term of this Sublease, without set-off, abatement, deduction or demand. Fixed Annual Rent due for any partial month at the beginning or end of the term shall be pro-rated on a per diem basis.

DATES	FIXED ANNUAL RENTAL RATE	MONTHLY INSTALLMENTS OF FIXED ANNUAL RENT
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

[***]

For purposes of this Sublease, “Sublease Year” shall mean each successive twelve (12) month period during the Term, with the first such Sublease Year commencing on the Term Commencement Date and each successive Sublease Year commencing on the next succeeding anniversary of the Term Commencement Date; provided, however, (i) the final Sublease Year shall expire on the Termination Date, and (ii) if the Term Commencement

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Date does not occur on the first day of a calendar month, then the first Sublease Year shall include the partial calendar month in which the first anniversary of the Term Commencement Date occurs, and the remaining Sublease Years shall be the successive twelve (12) month periods following the end of the first Sublease Year.

(b) Additional Rent.

i. All amounts other than Fixed Annual Rent that are due to Sublandlord from Subtenant under this Sublease are hereinafter referred to collectively as “Additional Rent,” and Fixed Annual Rent and Additional Rent may be referred to collectively as “Rent.”

ii. During the Term, Subtenant shall pay to Sublandlord, as Additional Rent in the manner and at the same time as set forth in Section 5(a) above with respect to Fixed Annual Rent, Subtenant’s Share (as hereinafter defined) of (i) Taxes, and (ii) Operating Costs, all based upon the amounts of Taxes and Operating Costs, as applicable, billed to Sublandlord pursuant to Section 5 of the Master Lease. As used herein, the term “Subtenant’s Share” shall mean [***]. Sublandlord shall, within [***] after Sublandlord receives any corresponding notices or statements from Master Landlord of the estimated monthly payments of Additional Rent due under Section 5 of the Master Lease for the Premises (if Master Landlord delivers the same to Sublandlord and not to Subtenant), provide to Subtenant (with such notices or statements being entitled to be delivered by Email to: _____________________) Master Landlord’s good faith estimate of the Additional Rent payable from Subtenant under this Section 5(b) for any calendar year (or part thereof) during the Term of this Sublease that such amounts are due and Subtenant shall pay to Sublandlord, at the times and in the manner set forth in Section 5(a) above with respect to Fixed Annual Rent, an amount equal to 1/12th of such estimated Additional Rent due for such calendar year or part thereof. Within [***] following receipt by Sublandlord of Master Landlord’s annual reconciliation statement of Taxes or Operating Costs, as applicable, if such reconciliation statement is delivered to Sublandlord and not to Subtenant, Sublandlord will send to Subtenant a statement together with relevant, non-confidential documentation (with such statements and information being entitled to be delivered by Email to the same address listed in the preceding sentence), establishing the Subtenant’s actual Tax payment or Operating Cost payment, as applicable, for such year. If Subtenant has paid more in estimated Additional Rent under this Section than the actual amount due from Subtenant for the applicable year, Sublandlord shall credit such excess against subsequent obligations of Subtenant for Additional Rent (or to refund such excess to Subtenant within [***] if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord). If Subtenant has paid less than the actual Additional Rent due under this Section 5(b), Subtenant shall pay any deficiency to Sublandlord within [***] following receipt of the reconciliation documentation from Sublandlord.

(c) Electricity, Water, Gas. Commencing on the Term Commencement Date, and continuing throughout the remainder of the Term or such later date as Subtenant or anyone claiming by, through or under Subtenant remains in occupancy, Subtenant shall (i) timely pay for

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the cost of consumption of all electricity and gas in the Subleased Premises directly to the utility companies providing such services pursuant to Section 9.1 of the Master Lease, (ii) pay to Sublandlord, as Additional Rent, an amount equal to the cost of water consumed in the Subleased Premises billed to Master Landlord pursuant to Section 9.1 of the Master Lease within thirty (30) days after delivery to Subtenant of an invoice therefor, and (iii) pay to Sublandlord, as Additional Rent, an amount equal to the cost of any additional utilities consumed in the Subleased Premises billed to Master Landlord pursuant to Section 9.2, or any other provisions of the Master Lease, each within [***] after delivery to Subtenant of an invoice therefor.

(d) Additional Charges. Subtenant shall also be responsible for its own additional utilities, including telephone, facsimile transmitter, internet access, photocopier, and its other business expenses. In addition, if Subtenant shall procure any additional services from Master Landlord, including without limitation after-hours HVAC, or if additional rent or other sums are incurred for Subtenant’s sole benefit, including, without limitation, extra janitorial services, repairs and replacements to the Subleased Premises caused or permitted by Subtenant, Subtenant shall make such payment to Sublandlord within [***] after Subtenant’s receipt of an invoice. Any rent or other sums payable by Subtenant to Sublandlord under this Section 5(d) shall constitute and be due as “Rent.”

(e) Abatement of Rent Under the Master Lease. Notwithstanding anything in this Sublease to the contrary, if the rent due under the Master Lease with respect to the Subleased Premises is abated in whole or in part during the Term pursuant to the terms of Section 10.7 or Section 15 of the Master Lease, then the Fixed Annual Rent and Additional Rent due under this Sublease shall abate for the same period and to the same extent as the rent for the Premises is abated pursuant to such Section 10.7 or Section 15 of the Master Lease, as applicable.

6. Insurance. Subtenant shall obtain and maintain all insurance types and coverage as specified in the Master Lease to be obtained and maintained by Sublandlord, as tenant, in amounts not less than those specified in the Master Lease. All such policies of insurance shall name Master Landlord and Sublandlord as additional insureds thereunder. Subtenant’s insurance shall be primary over Master Landlord’s and Sublandlord’s insurance.

7. Indemnification. Notwithstanding any other provision of this Sublease or the Master Lease to the contrary, but subject to the waiver of subrogation provided in Section 14.5 of the Master Lease, Subtenant will save Master Landlord and Sublandlord harmless, and will exonerate and indemnify Master Landlord and Sublandlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

(a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Subleased Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Master Landlord and Sublandlord or their respective agents, contractors or employees);

(b) On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Subleased Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or the Subleased Premises) arising out of the negligence or willful misconduct of

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Subtenant or any of its agents, contractors, employees, or invitees (collectively, the “Subtenant Parties”);

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Master Landlord or Sublandlord or their respective contractors, agents or employees of either) on the Subleased Premises during the term of this Sublease; and

(d) On account of or resulting from the failure of Subtenant to perform and discharge any of its covenants and obligations under this Sublease, beyond any applicable notice and cure periods.

If either of the Master Landlord or the Sublandlord shall, without fault on its part, be made a party of any litigation commenced by or against the Subtenant related to this Sublease or the Premises, then the Subtenant shall protect, indemnify and hold the Master Landlord or the Sublandlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Master Landlord or the Sublandlord in connection with such litigation. The Subtenant shall also pay all costs, expenses and reasonable legal fees (on a solicitor and his client basis) that may be incurred or paid by the Master Landlord or the Sublandlord in enforcing the terms, covenants and conditions in this Sublease if successful and unless a court shall decide otherwise.

Except solely as the result of a breach or default of Sublandlord or any of Sublandlord’s agents, employees or contractors, Subtenant shall neither do nor permit anything to be done which would cause a default under the Master Lease, or termination or forfeiture by reason of any right of termination or forfeiture, reserved or vested in the Master Landlord under the Master Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of breach or default on the part of Subtenant, or termination or forfeiture which is the consequence of any such breach or default.

8. Sublandlord Covenants and Representations.

(a) Sublandlord covenants and agrees that Sublandlord: (i) shall cause all rent to be paid under the Master Lease as and when due and payable under the Master Lease; (ii) shall observe and perform the other terms, provisions, covenants and conditions of the Master Lease to be observed and performed by Sublandlord, except and to the extent that such terms, provisions, covenants and conditions are assumed by Subtenant hereunder; (iii) shall not voluntarily terminate the Master Lease, except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Master Lease and only after consultation with Subtenant, and Sublandlord shall not amend the Master Lease; and (iv) shall not take (or permit to be taken by any of Sublandlord’s agents, employees or contractors) any action or fail to perform any act that results in a breach or default of Sublandlord under the Master Lease, unless such breach or default is caused solely by the action or inaction of Subtenant or any Subtenant Parties. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the incorporated provisions. Sublandlord shall indemnify and hold Subtenant harmless from and against all claims of any kind whatsoever by reason of a breach or default on the part of Sublandlord of Sublandlord’s obligations under this Sublease, beyond any applicable notice and cure periods. If Subtenant shall, without fault on its part, be made a party of any litigation commenced by or against the Sublandlord as it relates to this Sublease or the Premises, then the Sublandlord shall protect, indemnify and hold the Subtenant harmless and shall

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pay all costs, expenses and reasonable legal fees incurred or paid by the Subtenant in connection with such litigation.

(b) Sublandlord represents and warrants to Subtenant that:

i. Sublandlord has not received any written notice of default under the Master Lease, except for any defaults that Sublandlord has cured and Master Landlord is no longer claiming to exist, and Sublandlord is not in default of any of Sublandlord’s obligations under the Master Lease;

ii. Sublandlord has not sent to Master Landlord any written notice stating that Master Landlord is in default of any of Master Landlord’s obligations under the Master Lease, and to the actual knowledge, without any investigation, of Sublandlord, Master Landlord is not in default of any of Master Landlord’s obligations under the Master Lease;

iii. Sublandlord has not received any written notice that any work is required under the Master Lease or by applicable law to be done in the Subleased Premises; and

iv. Sublandlord has not received any written notice of violation of any laws, ordinances, codes, rules, regulations or requirements affecting the Subleased Premises.

9. Incorporation of the Master Lease by Reference.

(a) Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as provided in this Section 9, all of the terms, covenants and conditions of the Master Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however, that for purposes of such incorporation, (i) the term “Lease” as used in the Master Lease shall refer to this Sublease; (ii) the term “Landlord” (and other defined terms containing the term “Landlord” or any derivative thereof) as used in the Master Lease, and subject to the limitations of Sublandlord’s responsibilities to Subtenant under the Master Lease set forth in Section 10 of this Sublease, shall refer to Sublandlord; (iii) the term “Tenant” (and other defined terms containing the term “Tenant” or any derivative thereof) as used in the Master Lease shall refer to Subtenant; (iv) the terms “Term” and “Initial Term” as used in the Master Lease shall refer to the Term defined herein; (v) the term “Expiration Date” as used in the Master Lease shall mean the Termination Date of this Sublease; (vi) the term “Premises,” as used in the Master Lease shall refer to the Subleased Premises; and (vii) the term “Base Rent” as used in the Master Lease shall refer to the Fixed Annual Rent due under this Sublease. In the event of any inconsistency between the provisions set forth in this Sublease and the provisions of the Master Lease, as incorporated herein, the provisions of this Sublease shall control as between Sublandlord and Subtenant. Notwithstanding the foregoing, the following defined terms and provisions of the Master Lease are expressly not incorporated into this Sublease, and if otherwise used herein (or variations thereof are used herein), shall have their respective meanings set forth herein: (1) the definitions of Term Commencement Date, Rent Commencement Date, Outside Rent Commencement Date, Extension Term, Landlord’s Contribution, Maximum Amount, and Security Deposit/Letter of Credit, and any and all definitions or terms which are defined in or included in any of the Excluded Master Lease Provisions (as hereinafter defined) set forth in the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Master Lease (except to the extent used or referred to in this Sublease), (2) all within the Master Lease: Sections 1.2, 1.5, 3, 6, 7, 13.8, 17.8 (as between Subtenant and Sublandlord only, with the foregoing Section 17.8 still being applicable as it relates to Master Landlord), 25.3, 25.15 (as between Subtenant and Sublandlord only, with the foregoing Section 25.15 still being applicable as it relates to Master Landlord), 25.20, Exhibit 3, Exhibit 4, Exhibit 5, Exhibit 7, Section I of Exhibit 12; and (3) such other terms of the Master Lease which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease (collectively, the “Excluded Master Lease Provisions”). Any reference to an allowance in the Master Lease is not incorporated herein.

(b) Sublandlord shall have all of the same rights and remedies with respect to the Subleased Premises as Master Landlord has with respect thereto under the Master Lease. This Sublease is expressly subject and subordinate to any mortgages or deeds of trust and all matters of record, ground leases and underlying leases to which the Master Lease is now or hereafter subject and subordinate pursuant to the Master Lease without the requirement of delivering any subordination, attornment and non-disturbance agreement or other agreements to Subtenant.

(c) With respect to any of Subtenant’s obligations to be performed under this Sublease, when the Master Lease grants Sublandlord a specific number of days to perform its obligations thereunder, Subtenant shall perform such obligation not later than the date that is [***] prior to the date Sublandlord is obligated under the Master Lease to perform such obligation; provided, however, in no event shall Subtenant have less than [***] with which to perform any monetary obligations prior to a default being claimed in accordance with Section 15 hereof. Wherever in the Master Lease there is a specific number of days for Master Landlord to respond to a request from Tenant for consent or approval, Sublandlord shall have an additional [***] to respond to any such request from Subtenant under this Sublease. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the provisions of this Sublease.

10. Benefits of the Master Lease. Sublandlord agrees that Subtenant shall be entitled to receive all services, utilities, repairs and restorations to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Subleased Premises. Subtenant shall look solely to Master Landlord for all such services, utilities, repairs and restorations and shall not require Sublandlord to perform any such services, utilities, repairs and restorations. Sublandlord shall not be obligated (i) to provide any of the services or utilities, including cleaning, that Master Landlord has agreed to provide in the Master Lease, (ii) make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) take any action that Master Landlord has agreed in the Master Lease to take and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so. Sublandlord agrees, upon Subtenant’s request, to use good-faith and reasonable efforts at Subtenant’s expense to (a) cause Master Landlord to provide the services or utilities or make the repairs or restorations described in the Master Lease, or (b) to obtain Master Landlord’s consent or approval wherever required by the Master Lease. Sublandlord agrees that if under the Master Lease any right or remedy of Sublandlord or any duty or obligation of Master Landlord is subject to or conditioned upon Sublandlord making any demand upon Master Landlord or giving any notice or request to Master Landlord then, if Subtenant shall so request, Sublandlord, at Subtenant’s expense, shall make such demand or give such notice or request on Sublandlord’s behalf.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11. Direct Performance. At any time by written notice to Subtenant, Sublandlord may elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, and Subtenant shall do so on Sublandlord’s election, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications that it shall send to and receive from Master Landlord. Subtenant may also perform Sublandlord’s obligations if directed in writing by Master Landlord and thereafter shall be released of the obligation to perform such obligations to Sublandlord until directed in writing by Master Landlord.

12. Repairs; Alterations.

(a) Approval Required. Subtenant at its own cost shall keep the Subleased Premises in good condition and repair and in accordance with the applicable terms of the Master Lease. Subtenant shall not perform or cause to be performed any interior or exterior improvements to the Subleased Premises (“Subtenant Alterations”) without the prior written consent of Master Landlord (if required by the terms of the Master Lease) and Sublandlord, which consent of Sublandlord shall be automatically granted if Master Landlord grants its consent or if the Master Lease does not require such consent. Subtenant shall reimburse Master Landlord, if applicable, in accordance with the terms and conditions of the Master Lease, , for all reasonable third party out of pocket costs Sublandlord may incur in connection with reviewing Subtenant’s proposed Subtenant Alterations.

(b) Removal. Prior to expiration of the Term or earlier termination of this Sublease, if Master Landlord so requires pursuant to the terms of the Master Lease, Subtenant shall remove all of the Subtenant Alterations and restore the Subleased Premises to the same condition as of the Term Commencement Date, ordinary wear and tear and damage due to casualty, condemnation, and acts or omissions of Sublandlord or of Master Landlord excepted (this exception will not apply to any condition resulting from misuse or improper care or maintenance of the Subleased Premises by Subtenant or its agents, employees, contractors or invitees). Subtenant may request in writing to Master Landlord at the time Subtenant presents any plans to Master Landlord for review that Master Landlord designate whether Master Landlord will require that the proposed alterations shown on the plans be removed at the expiration or earlier termination of the Term of this Sublease, and Subtenant shall furnish a copy of any such designation to Sublandlord. In no event shall Subtenant be required to remove any alterations other than those installed by Subtenant and only to the extent required by the Master Lease and Master Landlord; all such other alterations, if any, shall be the obligation of Sublandlord to remove and restore the Subleased Premises in accordance with the Master Lease.

13. Assigning and Subletting.

(a) Consent Required. Notwithstanding any provision of the Master Lease to the contrary, Subtenant shall have no right to assign this Sublease or further sublease the Subleased Premises without the written consent of Master Landlord (in accordance with the terms of the Master Lease), and Sublandlord, to be granted or withheld in Sublandlord’s sole discretion. Notwithstanding the foregoing, the parties acknowledge that Subtenant shall have the right to require an assignment of the Master Lease by Sublandlord to Subtenant not earlier than [***], but in no event more than [***] prior to the date upon which Sublandlord must provide an Extension Notice to Master Landlord pursuant to Section 1.2(a) of the Master Lease (such event, the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Assignment”), so long as from and after the effective date of such Assignment, Sublandlord shall be released from any and all obligations and liabilities under the Master Lease (except those that by their terms are intended to survive the expiration or earlier termination of the Master Lease, but accrued prior to the effective date of the Assignment). Notwithstanding anything to the contrary contained herein, Subtenant’s exercise of its right to Assignment shall be subject to the consent of Master Landlord to the same.

(b) No Release of Subtenant. Regardless of Sublandlord’s and Master Landlord’s consent, no subletting or assignment shall release Subtenant of Subtenant’s obligation or alter the primary liability of Subtenant to pay the Rent and to perform all other obligations to be performed by Subtenant under this Sublease. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease. In the event of Default by Subtenant or any successor or assignee which remains uncured after any applicable notice and cure periods, if any, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

14. Use. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Subtenant shall use and occupy the Subleased Premises solely for those uses permitted by the Master Lease or as otherwise consented to by Master Landlord.

15. Default. The occurrence of any of the following shall constitute a “Default” by Subtenant: (a) failure to pay Rent or any other amount within [***] after written notice from Sublandlord to Subtenant of such late payment (a “monetary default”); (b) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease, less [***]; and/or (c) Subtenant’s failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

16. Sublandlord Default. For purposes of this Sublease, Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord [***] prior written notice, and Sublandlord shall fail to cure said default within such [***] period, or in the event Sublandlord shall reasonably require in excess of [***] to cure such default, shall fail to commence said cure with such [***] period, and thereafter diligently to prosecute the same to completion.

17. Intentionally Omitted.

18. Quiet Enjoyment. So long as Subtenant is not in Default under this Sublease, its quiet enjoyment of the Subleased Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord.

19. Notice. Any and all communications delivered hereunder shall be in writing and delivered or served in accordance with Section 24 of the Master Lease addressed as follows: if to Master Landlord: as provided in the Master Lease; if to Sublandlord: [***]; and if to Subtenant: [***], or to such other address and attention as any of the above shall notify the others in writing.

20. Signage. Subtenant, at Subtenant’s sole cost and expense, shall be entitled to building standard signage, provided the same is in accordance with Master Landlord’s signage program and subject to Sublandlord’s and Master Landlord’s prior written consent, which consent of Sublandlord shall be granted if Master Landlord so consents. All signage shall comply with the terms of the Master Lease and with all federal, state and local rules, regulations, statutes, and ordinances at all times during the Term.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21. Parking. Per Section 1.3(b) of the Master Lease, Subtenant shall have the right to use all of the parking spaces, including all reserved spaces, granted to Sublandlord under the Master Lease, subject to the terms and conditions of the Master Lease.

22. Intentionally omitted.

23. Successors and Assigns. This Sublease and everything herein contained shall extend to and bind and inure to the benefit of Sublandlord and its successors and assigns and Subtenant and its heirs, executors, administrators and permitted successors and assigns. No rights shall inure to the benefit of any assignee, subtenant or occupant unless the parties comply with the provisions of Section 13 of the Master Lease and Section 13 of this Sublease.

24. Miscellaneous.

(a) Time of Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor, including, without limitation, the giving of any notice required to be given under this Sublease or by law and the time periods for giving any such notice and for taking of any action with respect to any such notice.

(b) Partial Invalidity. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law; provided that, if a material provision is adjudged void or unenforceable, the parties shall negotiate, in good faith, an equitable adjustment to such other provisions of this Sublease as may be necessary or appropriate to effectuate as closely as possible the parties’ intent as evidenced by this Sublease.

(c) Entire Agreement. There are no oral agreements between the parties hereto affecting this Sublease and this Sublease constitutes the parties’ entire agreement with respect to the leasing of the Subleased Premises and supersedes and cancels any and all previous negotiations, arrangements, letters of intent, agreements and understandings, if any, between the parties, and none thereof shall be used to interpret or construe this Sublease. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties.

(d) Execution. Each individual executing this Sublease on behalf of Sublandlord or Subtenant represents and warrants that he or she has been duly authorized to do so.

(e) Interpretation. Preparation of this Sublease has been a joint effort of the parties and the resulting document shall not be construed more severely against one of the parties than against the other.

(f) Exhibits and Attachments. All Exhibits and attachments to this Sublease are a part hereof.

(g) Counterparts. This Sublease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single sublease. Pages may be transmitted by facsimile or electronically and

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

each of will be deemed an original. The signature pages of counterpart copies may be assembled to form one instrument.

(h) Limited Liability. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of either Sublandlord or Subtenant be personally liable for the performance of that party’s obligations under this Sublease.

25. Sublandlord’s Consent. Whenever Sublandlord’s consent is required under this Sublease, Sublandlord’s rejection of a request made by Subtenant shall not deemed unreasonable, in any case, if such rejection is based on Master Landlord’s rejection of such request.

26. Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker other than Colliers in connection with this Sublease for the Subleased Premises. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty. Sublandlord shall be responsible for any commissions owed to the foregoing named brokers, subject to and in accordance with the provisions of separate agreements. This provision shall survive the expiration or sooner termination of this Sublease.

27. Master Landlord’s Consent. This Sublease is expressly conditioned upon Master Landlord’s written consent to this Sublease (the “Consent to Sublease”), which Sublandlord and Subtenant shall use commercially reasonable efforts to obtain.

[Remainder of Page Intentionally Left Blank]

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease, as an instrument under seal, as of the Effective Date.

SUBLANDLORD:

Codiak Biosciences, Inc., a Delaware corporation

By: ______________________________

Name:

Title:

SUBTENANT:

LONZA ROCKLAND, INC., a Delaware corporation

By: ______________________________

Name:

Title:

LONZA USA INC. HEREBY EXECUTES THIS SUBLEASE TO EVIDENCE ITS GUARANTY OF SUBTENANT’S OBLIGATIONS HEREUNDER

LONZA USA INC., a Delaware corporation

By: ________________________

Name: ______________________

Title: ______________________

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

EXHIBIT B

[***]

A-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

DISCLOSURE SCHEDULE

to

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

LONZA ROCKLAND, INC.,

AND

CODIAK BIOSCIENCES, INC.

Dated as of November 1, 2021

[***]

A-2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.